UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Soliciting Material Pursuant to §240.14a-12

LORILLARD, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2009

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders for 2009 (the “Annual Meeting”) of Lorillard, Inc. (the “Company”), which will be held at the Sheraton Greensboro at Four Seasons located at 3121 High Point Road, Greensboro, North Carolina 27407, on May 21, 2009 at 10:00 a.m., eastern daylight time.

At the Annual Meeting, shareholders will be asked to elect the three nominees named in the attached proxy statement to hold office as Class I Directors until the Annual Meeting of Shareholders for 2012, to approve the Lorillard, Inc. 2008 Incentive Compensation Plan, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and to transact such other business as may properly come before the meeting. The accompanying Notice of Annual Meeting and Proxy Statement describe in more detail the business to be conducted at the Annual Meeting and provide other information concerning the Company of which you should be aware when you vote your shares. Also enclosed is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Admission to the Annual Meeting will be by ticket only. If you are a registered shareholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the “About the Annual Meeting of Shareholders” section of the Proxy Statement to obtain a ticket.

Your participation in the Company’s Annual Meeting is important, regardless of the number of shares you own. In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. As a shareholder of record, you can vote your shares by telephone, electronically via the Internet or by submitting the enclosed proxy card. If you vote using the proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

The Board of Directors appreciates your time and attention in reviewing the accompanying Proxy Statement. Thank you for your interest in Lorillard, Inc. We look forward to seeing you at the meeting.

Sincerely,

Martin L. Orlowsky
Chairman, President and CEO

[This Page Intentionally Left Blank]

LORILLARD, INC.
714 Green Valley Road
Greensboro, North Carolina 27408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FOR 2009
To Be Held on May 21, 2009

To Our Shareholders:

The Annual Meeting of Shareholders of Lorillard, Inc. (the “Company”) for 2009 will be held at the Sheraton Greensboro at Four Seasons located at 3121 High Point Road, Greensboro, North Carolina 27407, on May 21, 2009 at 10:00 a.m., eastern daylight time (the “Annual Meeting”), to consider and vote upon the following matters:

1. To elect the three nominees named in the attached proxy statement to hold office as Class I Directors until the Annual Meeting of Shareholders for 2012, and until their successors are duly elected and qualified;

2. To approve the Lorillard, Inc. 2008 Incentive Compensation Plan;

3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 30, 2009 as the record date for the Annual Meeting. Only shareholders of record as of the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Ronald S. Milstein
Senior Vice President, Legal and External Affairs,
General Counsel and Secretary

April 8, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS FOR 2009 TO BE HELD ON MAY 21, 2009. THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, BOTH OF WHICH ARE PROVIDED HEREWITH, ARE ALSO AVAILABLE AT http://investors.lorillard.com/phoenix.zhtml?c=134955&p=irol-proxy.

PLEASE VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT. IF VOTING USING THE ENCLOSED PROXY CARD, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THE ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

LORILLARD, INC.
714 Green Valley Road
Greensboro, North Carolina 27408

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2009

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

Who is soliciting my vote?

The Board of Directors of Lorillard, Inc., a Delaware corporation (“we,” “our,” “us,” “Lorillard” or the “Company”), is soliciting your vote at our Annual Meeting of Shareholders for 2009, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date at the time and place, and for the purposes set forth in the accompanying notice. This Proxy Statement and appendix, the accompanying notice of annual meeting, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on March 2, 2009 are being mailed to shareholders on or about April 8, 2009.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act on the matters outlined in the accompanying notice. The only matters scheduled to be acted upon at the Annual Meeting are (1) the election of the three nominees named in this Proxy Statement to hold office as Class I Directors (see page 7 of this Proxy Statement), (2) the approval of the Lorillard, Inc. 2008 Incentive Compensation Plan (see page 39 of this Proxy Statement) and (3) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (see page 45 of this Proxy Statement).

Who can attend the Annual Meeting?

Only shareholders of record as of March 30, 2009 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:00 a.m. Shareholders will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 714 Green Valley Road, Greensboro, North Carolina 27408, the Company’s principal place of business, and ending on the date of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

Yes. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives and our guests. Admission will be by ticket only. For registered shareholders, the bottom portion of the proxy card enclosed with the Proxy Statement is the Annual Meeting ticket. If you are a beneficial owner and hold your shares in “street name,” or through an intermediary, such as a bank or broker, you should request tickets in writing from Lorillard, Inc., Attention: Investor Relations, 714 Green Valley Road, Greensboro, North Carolina 27408, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding your stock, confirming your beneficial ownership. Shareholders who do not obtain tickets in advance may obtain them on the Annual Meeting date at the registration desk upon verifying their stock ownership as of the Record Date. In accordance with our security procedures, all persons attending the Annual

Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Annual Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at our discretion.

How many votes do I have?

You will have one vote for every share of our common stock, $0.01 par value, (“Common Stock”) you owned on the Record Date.

How many votes can be cast by all shareholders?

168,167,235 votes may be cast at the Annual Meeting, representing one vote for each share of our Common Stock that was outstanding on the Record Date. There is no cumulative voting, and the holders of our Common Stock vote together as a single class.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Shareholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of shareholders present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes are required to elect Directors and adopt any other proposals?

Directors are elected by the affirmative vote of a plurality of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote.

Approval of the Lorillard, Inc. 2008 Incentive Compensation Plan, ratification of the selection of our independent registered public accounting firm and generally all other matters that may come before the Annual Meeting require the affirmative vote of a majority of the shares of our Common Stock cast, in person or by proxy, and entitled to vote at the Annual Meeting. Under applicable Delaware law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against each proposal. Broker non-votes will not be counted and will have no effect on the outcome of the voting for these matters.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange, Inc. (the “NYSE”), a nominee does not have discretionary voting power with respect to “non-routine” matters.

How do I vote?

You can vote in person or by valid proxy received by telephone, via the Internet or by mail. If voting by mail, you must:

•	indicate your instructions on the proxy;

•	date and sign the proxy;

•	mail the proxy promptly in the enclosed envelope; and

•	allow sufficient time for the proxy to be received before the date of the Annual Meeting.

Alternatively, in lieu of returning signed proxy cards, our shareholders of record can vote their shares by telephone or via the Internet. If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., eastern daylight time, on May 20, 2009. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to our Corporate Secretary or by attending the Annual Meeting and voting in person. However, if you hold shares in “street name,” you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

What if I do not vote for some of the matters listed on my proxy card?

Shares of our Common Stock represented by proxies received by us (whether through the return of the enclosed proxy card, by telephone or through the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement, including the election of Directors, approval of the adoption of the Lorillard, Inc. 2008 Incentive Compensation Plan and ratification of the selection of the independent registered public accounting firm, will be voted in accordance with the specification(s) so made.

If your proxy is properly executed but does not contain voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted:

•	“FOR” the election of the three nominees named in this Proxy Statement to hold office as Class I Directors.

•	“FOR” the approval of the Lorillard, Inc. 2008 Incentive Compensation Plan.

•	“FOR” the ratification of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Could other matters be decided at the Annual Meeting?

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means. We have engaged Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies for a fee of $12,500 plus expenses. In accordance with the regulations of the SEC and the NYSE, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock as of the Record Date.

Has the Company adopted the new e-proxy rules for the delivery of the proxy materials?

No. We are delivering the proxy materials, including the 2008 Annual Report, the Proxy Statement and other materials, to all shareholders. We will evaluate whether to adopt the notice and access option under the e-proxy rules for delivery of proxy materials for future annual meetings.

How can I access the Company’s proxy materials and 2008 Annual Report electronically?

Copies of the 2008 Annual Report, the Proxy Statement and other materials filed by the Company with the SEC are available without charge to shareholders on our corporate website at www.lorillard.com or upon written request to Lorillard, Inc., Attention: Corporate Secretary, 714 Green Valley Road, Greensboro, North Carolina 27408. You can elect to receive future annual reports and proxy statements electronically by following the instructions provided if you vote via the Internet or by telephone.

What financial information is accompanying the Proxy Statement?

Accompanying the Proxy Statement is the 2008 Annual Report. The 2008 Annual Report includes our audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006. Based on the inherent uncertainties of our business, the historical financial information included in the 2008 Annual Report and selected financial data may not be indicative of what our results of operations and financial position will be in the future.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS

Our Board of Directors currently consists of eight members. Our charter divides our Board of Directors into three classes of directors having staggered terms, with one class being elected each year for a new three-year term and until their successors are elected and qualified. The term for Class I Directors expires at the annual meeting of our shareholders for 2009, the term for Class II Directors expires at the annual meeting of our shareholders for 2010 and the term for Class III Directors expires at the annual meeting of our shareholders for 2011. The following table sets forth certain information with respect to the members of our Board of Directors:

			Term Expires
			at Annual
			Meeting Held
Name	Age	Position(s)	for the Year

Martin L. Orlowsky	67	Chairman of the Board of Directors, President and Chief Executive Officer	2011
David H. Taylor	53	Director and Executive Vice President, Finance and Planning and Chief Financial Officer	2010
Robert C. Almon	57	Director	2009
Virgis W. Colbert	69	Director	2010
David E.R. Dangoor	59	Director	2011
Kit D. Dietz	52	Director	2009
Richard W. Roedel	59	Director	2010
Nigel Travis	59	Director	2009

Martin L. Orlowsky is a Director and the Chairman, President and Chief Executive Officer of Lorillard. He has served as President and Chief Executive Officer of Lorillard since January of 1999 and added the Chairman’s position in January 2001. Previously, he served as President and Chief Operating Officer and prior to this position he was Executive Vice President, Marketing and Sales. He has been with Lorillard since 1990.

David H. Taylor is a Director and the Executive Vice President, Finance and Planning and Chief Financial Officer of Lorillard. Mr. Taylor joined Lorillard and was elected to its Board of Directors in January 2008. Prior to joining Lorillard, Mr. Taylor was a Senior Managing Director with FTI Palladium Partners, a firm specializing in providing interim management services. In that capacity, he served as Interim Chief Financial Officer of Eddie Bauer Holdings, Inc. from January 2006 to November 2007. Prior to joining FTI Palladium Partners, from 2002 to 2005, Mr. Taylor served as Executive Vice President and Chief Financial Officer of Guilford Mills, Inc.

Robert C. Almon became a Director of Lorillard on November 4, 2008. Mr. Almon is a retired principal of Ernst & Young LLP. He joined Ernst & Young LLP in 1998 where he established and served as National Director of the Center for Strategic Transactions, a strategy consulting practice focused on enhancing shareholder value, and subsequently he served on Ernst & Young’s Partner Advisory Council. Prior to 1998, Mr. Almon was a Managing Director in Corporate Finance at Salomon Brothers (now Citigroup) and previously at Lehman Brothers. Before becoming an investment banker he held strategic and treasury positions with General Motors Corporation and General Motors Acceptance Corporation.

Virgis W. Colbert became a Director of Lorillard on July 8, 2008. Mr. Colbert is a Senior Advisor to the MillerCoors Brewing Company, where he worked from 1979 until December 2005, in a variety of roles, including Executive Vice President of worldwide operations. Mr. Colbert serves on the Board of Directors of Bank of America Corp., Sara Lee Corporation, The Stanley Works and The Manitowoc Company, Inc. During 2008, Mr. Colbert also served on the Board of Directors of Merrill Lynch & Co., Inc. prior to its acquisition by Bank of America Corporation. He is Chairman Emeritus of the Board for the Thurgood Marshall Scholarship Fund, former Chairman of the Board of Trustees for Fisk University, and a member of Omega Psi Phi Fraternity and the Boule’. He is a life member of the National Association for the Advancement of Colored People.

David E.R. Dangoor became a Director of Lorillard on July 8, 2008. Mr. Dangoor has been President of Innoventive Partners LLC, a firm providing consulting services in the fields of Marketing Strategy and Public Relations since 2003, and has served as a Managing Partner of the consulting firm Cato Dangoor & Associates, London, since 2002. Mr. Dangoor retired from Philip Morris in 2002 following more than 27 years in senior executive positions, which included Head of Marketing, Philip Morris Germany; President, Philip Morris Canada; Senior Vice President of Marketing, Philip Morris USA, and Executive Vice President, Philip Morris International. Mr. Dangoor serves as a director of Lifetime Brands, Inc., ICP Solar Technologies, Inc.; Chairman of the Board of Directors of BioGaia AB; and a member of the Advisory Board of the Denihan Hospitality Group.

Kit D. Dietz became a Director of Lorillard on June 10, 2008. Mr. Dietz is the principal of Dietz Consulting LLC, a consulting firm founded in 2004 to provide consulting services for the convenience industry in the United States and Canada. In 2003, Mr. Dietz was a Senior Vice President with Willard Bishop Consulting LTD, which provides consulting services to companies in the food industry, including consumer packaged goods companies. In addition, Mr. Dietz has served on the Board of Directors of the American Wholesale Marketer’s Association, an international trade organization working on behalf of convenience distributors in the United States, and was the Chairman of its Industry Education Committee. Mr. Dietz continues to provide consulting services to the American Wholesale Marketer’s Association.

Richard W. Roedel became a Director of Lorillard on June 10, 2008. Mr. Roedel is currently a director and chairman of the audit committee for Sealy Corporation, Brightpoint, Inc., Luna Innovations Incorporated, and Broadview Networks, Inc. He is also a director and audit committee member for IHS, Inc. From 1985 through 2000, Mr. Roedel was employed by the accounting firm BDO Seidman LLP, the United States member firm of BDO International, as an Audit Partner, being promoted in 1990 to Managing Partner in Chicago, and then to Managing Partner in New York in 1994, and finally in 1999 to Chairman and Chief Executive. Mr. Roedel joined the Board of Directors of Take-Two Interactive Software, Inc., a publisher of video games, in November 2002 and served in various capacities with that company through June 2005 including Chairman and Chief Executive Officer. Mr. Roedel is a director of the Association of Audit Committee Members, Inc., a non-profit association of audit committee members dedicated to strengthening the audit committee by developing best practices. Mr. Roedel is a certified public accountant.

Nigel Travis became a Director of Lorillard on July 8, 2008. Mr. Travis is the Chief Executive Officer of Dunkin Brands, Inc., a position he has held since January 2009. Mr. Travis had been President and Chief Executive Officer of Papa John’s International, the world’s third largest pizza company since 2005, where he was responsible for running the company’s operations across 20 countries. Prior to this he was President and Chief Operating Officer of Blockbuster Inc. where he worked for ten years. He has also worked at Burger King Corporation as Managing Director of Europe, Middle East and Africa and held positions at Grand Metropolitan, Esso Petroleum, Kraft Foods and Rolls Royce.

Independence of the Board of Directors

Under the rules of the NYSE, our Board of Directors is required to affirmatively determine which directors are independent and to disclose such determination in the 2008 Annual Report and in the proxy statement for each annual meeting of shareholders going forward. On March 12, 2008, our Board of Directors reviewed each director’s relationships with us in conjunction with our Independence Standards for Directors (the “Independence Standards”), which were adopted at that time, and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our Independence Standards is attached to this Proxy Statement as Appendix A and is available on our corporate website at www.lorillard.com under the heading “Investor Relations — Corporate Governance.” A copy of our Independence Standards is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408. At the meeting, the Board affirmatively determined that all non-executive directors — Messrs. Almon, Colbert, Dangoor, Dietz, Roedel and Travis — meet the categorical standards under the Independence Standards and are independent Directors under the NYSE Listing Standards.

In the course of its determination of the independence of each non-executive director, the Board of Directors considered Mr. Colbert’s service on the board of directors of Merrill Lynch & Co., Inc. during 2008. We entered into various investment arrangements, including repurchase agreements and money market funds, with Merrill Lynch during 2008. The interest rate and collateral requirements of these transactions were substantially the same as those prevailing at the time for comparable transactions, and the interest paid to the Company represented less than 0.1% of Merrill Lynch’s revenue for 2008. In addition, the Board of Directors considered Mr. Colbert’s service on the board of directors of Bank of America Corporation following its acquisition of Merrill Lynch in January 2009. Pursuant to a Schedule 13G filing with the SEC, Bank of America held more than 5% of our Common Stock. Based on the nature of his position as a non-executive director of each company, our Board considered Mr. Colbert’s relationships with Merrill Lynch and Bank of America and determined that Mr. Colbert did not have a direct or indirect material interest in the relationships or transactions with these entities.

Our Board also determined that Messrs. Orlowsky and Taylor, who serve as executive officers of the Company, are not independent Directors. Accordingly, a majority of the members of our Board of Directors are independent as required by our Corporate Governance Guidelines.

PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS

The Board of Directors has nominated Messrs. Robert C. Almon, Kit D. Dietz and Nigel Travis to be elected at the Annual Meeting to serve as Class I directors for a three-year term ending at the annual meeting of shareholders for 2012 and until their successors are duly elected and qualified. Each of the nominees are currently incumbent directors of the Company. The terms of the remaining Class II and Class III directors expire at the annual meeting of shareholders for 2010 and 2011, respectively.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, either nominee should become unavailable to serve, the shares of our Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with our amended and restated certificate of incorporation and amended and restated by-laws.

Directors shall be elected by the affirmative vote of a plurality of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors; provided that a quorum is present. Pursuant to applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A CLASS I DIRECTOR. UNLESS MARKED TO THE CONTRARY, SIGNED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE.

COMMITTEES OF THE BOARD

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consisting of directors who have been affirmatively determined to be “independent” as defined in the NYSE Listing Standards. Each of these committees operates pursuant to a written charter approved by the Board of Directors and available on our corporate website at www.lorillard.com under the heading “Investor Relations — Corporate Governance.” A copy of each committee charter is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408.

Audit Committee

The Audit Committee assists our Board of Directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit staff and our independent registered public accounting firm. In addition, the Audit Committee is responsible for oversight of our system of internal control over financial reporting and our enterprise risk management and has sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee is a separately-designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is comprised of Messrs. Roedel (Chair), Almon and Dangoor. At the time of our separation from Loews Corporation (“Loews”) on June 10, 2008 (the “Separation”), Messrs. Orlowsky and Taylor

were members of the Audit Committee as permitted by the transition period rules and regulations of the SEC and the NYSE and were replaced on July 8, 2008 and November 4, 2008 by Messrs. Dangoor and Almon, respectively. Each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. The Audit Committee is also required to have at least one member that qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board of Directors has determined that Mr. Roedel qualifies as an audit committee financial expert and that his simultaneous service on the audit committees of five public companies, in addition to us, does not impair his ability to effectively serve on our Audit Committee. Each member of the Audit Committee is a non-employee, independent director. During 2008, the Audit Committee met four times.

Compensation Committee

The Compensation Committee is responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his or her performance in light of these goals; determining the compensation of our executive officers and other appropriate officers; reviewing and reporting to the Board of Directors on compensation of directors and board committee chairs; and administering our incentive and equity-based compensation plans. See “Executive Compensation” for additional information regarding the process for the determination and consideration of executive compensation. The Compensation Committee is comprised of Messrs. Colbert (Chair), Almon, Dietz and Travis. During 2008, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending nominees for our Board of Directors for each annual meeting (see “Nomination Process and Qualifications for Director Nominees” below); evaluating the composition, organization and governance of our Board of Directors and its committees and developing and recommending corporate governance principles and policies applicable to us. The Committee is comprised of Messrs. Dietz (Chair), Colbert and Roedel. At the time of the Separation, Messrs. Orlowsky and Taylor were members of the Nominating and Corporate Governance Committee as permitted by the transition period rules of the NYSE and were replaced on July 8, 2008 by Messrs. Roedel and Colbert, respectively. During 2008, the Nominating and Corporate Governance Committee met one time.

BOARD AND SHAREHOLDER MEETINGS

During 2008, our Board of Directors held four meetings and acted by unanimous written consent on one occasion. In addition, the standing committees of the Board of Directors held an aggregate of eight meetings in that period. In 2008, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board of Directors on which they served. All directors are expected to attend each regularly scheduled Board of Directors meeting as well as each annual meeting of our shareholders (subject to limited exceptions). The Annual Meeting will be our first annual meeting of shareholders as a public company.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of our non-executive directors. Members of our Board of Directors who are also our officers or employees do not receive compensation for serving as a director (other than travel-related expenses for Board meetings held outside of our corporate offices). The following table sets forth the annual retainer and stipend compensation for non-executive directors:

Compensation

Annual Non-Executive Director Cash Retainer	$100,000
Annual Non-Executive Director Equity Retainer	100,000
Audit Committee Chair Stipend	20,000
Compensation Committee Chair Stipend	15,000
Nominating and Corporate Governance Committee Chair Stipend	10,000

The annual non-executive director cash retainer set forth in the table above is paid in $25,000 installments in the first week of each calendar quarter. The Audit, Compensation and Nominating and Corporate Governance Committees chair stipends are paid in full with the first quarterly installment of the annual non-executive director cash retainer for the calendar year. The annual non-executive director equity retainer is granted in the form of restricted stock annually on the date of the first regular meeting of the Board of Directors in each calendar year occurring after the public release of financial results for the prior year. The number of shares of restricted stock is determined by dividing the amount of the annual non-executive director equity retainer by the closing price of our Common Stock on the date of grant (rounding up to the nearest whole share). The restricted stock vests in full on the first anniversary of the date of grant if the director continues to serve as a director on such date (or on the earlier of the death or disability of such director). Messrs. Dietz and Roedel joined the Board on June 10, 2008; Messrs. Colbert, Dangoor and Travis joined the Board on July 8, 2008; and Mr. Almon joined the Board on November 4, 2008. During 2008, the directors received payment of the compensation described above on a pro rata basis to reflect the calendar quarter in which they joined the Board. These amounts were awarded by the Board of Directors at its meeting on or after each non-executive director joined the Board. We do not maintain a pension plan, incentive plan or deferred compensation arrangement for non-executive directors. Non-executive directors did not receive any other compensation for 2008.

Director Compensation Table

The following table sets forth the compensation paid to or earned by each non-executive director for 2008:

	Fees
	Earned or	Stock
Non-Executive Director	Paid in Cash(1)	Awards(2)	Total

Robert C. Almon	$25,000	$25,007	$50,007
Virgis W. Colbert	57,500	50,028	107,528
David E.R. Dangoor	50,000	50,028	100,028
Kit D. Dietz	55,000	50,028	105,028
Richard W. Roedel	60,000	50,028	110,028
Nigel Travis	50,000	50,028	100,028

(1)	The fees include two quarterly retainer payments of $25,000 to Messrs. Colbert, Dangoor, Dietz, Roedel and Travis for the third and fourth quarters 2008. Mr. Almon received one quarterly retainer payment of $25,000 for the fourth quarter 2008. In addition, Messrs. Roedel, Colbert and Dietz received $10,000, $7,500 and $5,000, respectively, representing 50% of the annual committee chair stipends for their respective service as chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during 2008.

(2)	The amount shown reflects the accrued expense based on the grant date fair value of the restricted stock awarded to each non-executive director in 2008, calculated under FAS 123R using the closing price for our Common Stock on the date of grant. Messrs. Colbert, Dangoor, Dietz, Roedel and Travis each received a pro rated annual non-executive director equity retainer award of 728 shares of restricted stock on July 30, 2008. The closing price of our Common Stock was $68.72 on July 30, 2008. Mr. Almon received a pro rated annual non-executive director equity retainer award of 417 shares of restricted stock on November 6, 2008. The closing price of our Common Stock was $59.97 on November 6, 2008. Each restricted stock grant vests in full on the first anniversary of the date of grant if the director continues to serve as a director on such date (or on the earlier of the death or disability of such director). As of December 31, 2008, the aggregate number of shares of restricted stock outstanding was 417 shares for Mr. Almon and 728 shares for each of Messrs. Colbert, Dangoor, Dietz, Roedel and Travis. Non-executive directors received payment of dividends on the restricted stock awarded for each dividend declared for all shareholders. During 2008, these dividend payments totaled $384 for Mr. Almon and $1,340 each for Messrs. Colbert, Dangoor, Dietz, Roedel and Travis.

CORPORATE GOVERNANCE

Executive Sessions of Non-Executive Directors

Executive sessions of non-executive directors without management present are held regularly by the Board of Directors. In 2008, the non-executive directors met in executive session without management one time. Our Board of Directors has adopted a policy for the selection of the presiding director for such executive sessions, which provides that the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each preside at the executive sessions of the non-executive directors of the Board of Directors on a rotating basis.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in monitoring the effectiveness of policy and decision making, both at the Board of Directors and management levels with a view to enhancing shareholder value over the long term. The Corporate Governance Guidelines outline, among other things, the following:

•	the composition of the Board of Directors, including director qualification standards;

•	the responsibilities of the Board of Directors, including access to management and independent advisors;

•	the process for interested parties to communicate with the Board of Directors;

•	the conduct of Board of Directors and committee meetings;

•	succession planning for our Chief Executive Officer; and

•	the process for evaluating the performance of and compensation for the Board of Directors and the Chief Executive Officer.

Our Corporate Governance Guidelines are available on our corporate website at www.lorillard.com under the heading “Investor Relations — Corporate Governance.” A copy of our Corporate Governance Guidelines is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408.

Code of Business Conduct and Ethics

We are committed to maintaining high standards for honest and ethical conduct in all of our business dealings and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board of Directors promotes ethical behavior and has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our employees, including our directors and officers. The Code of Conduct provides, among other things:

•	guidelines with respect to ethical handling of possible conflicts of interest, corporate opportunities and protection of corporate assets;

•	standards for dealing with customers, suppliers, employees and competitors;

•	a requirement to comply with all applicable laws, rules and regulations, including but not limited to insider trading prohibitions;

•	standards for promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us;

•	reporting procedures promoting prompt internal communication of any suspected violations of the Code of Conduct to the appropriate person or persons; and

•	disciplinary measures for violations of the Code of Conduct.

The Code of Conduct is available on our corporate website at www.lorillard.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Code of Conduct, or waivers of the provisions thereof, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Code of Conduct is also available to shareholders upon request, addressed to the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408.

Nomination Process and Qualifications for Director Nominees

The Board of Directors has established certain procedures and criteria for the selection of nominees for election as a member of our Board of Directors. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for screening candidates, for developing and recommending to the Board criteria for nominees and for recommending to the Board a slate of nominees for election to the Board at the annual meeting of shareholders. In recommending candidates, the committee may consider criteria it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations, the interplay of the candidate’s experience with the experience of the other directors and the extent to which the candidate would be a desirable addition to the Board of Directors.

Our amended and restated by-laws provide the procedure for shareholders to make director nominations either at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors. A shareholder who is both a shareholder of record on the date of notice as provided for in our amended and restated by-laws and on the record date for the determination of shareholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board of Directors either at an annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors. The Nominating and Corporate Governance Committee considers all nominee candidates in its screening process. To be timely, the notice must be delivered to or mailed and received by the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408:

•	in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs, and

•	in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, the shareholder’s notice to our Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the class or series and number of shares of our capital stock which are owned beneficially or of record by the shareholder;

•	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

•	any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Communication with Non-Executive Directors

In accordance with our Corporate Governance Guidelines, interested parties, including shareholders, may communicate with the Board of Directors, the non-executive directors as a group or any individual director by forwarding such communication to the attention of the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408. The Corporate Secretary shall forward all interested party communications to the appropriate members of the Board.

EXECUTIVE OFFICERS

Our executive officers are set forth in the table below. All executive officers are appointed by and serve at the pleasure of the Board of Directors. Messrs. Orlowsky, Taylor, Milstein, Hennighausen, Spell and Staab together are referred to as the “Named Executive Officers.”

Name	Age	Position(s)

Martin L. Orlowsky	67	Chairman, President and Chief Executive Officer
David H. Taylor	53	Executive Vice President, Finance and Planning and Chief Financial Officer
Randy B. Spell	57	Executive Vice President, Marketing and Sales
Ronald S. Milstein	52	Senior Vice President, Legal and External Affairs, General Counsel and Secretary
Charles E. Hennighausen	54	Executive Vice President, Production Operations
Thomas R. Staab	66	Senior Vice President, Finance and Chief Accounting Officer

Randy B. Spell is the Executive Vice President, Marketing and Sales of Lorillard and has served in the same position with Lorillard since 1999. Previously, Mr. Spell served as Senior Vice President, Sales for four years and prior to that, as Vice President, Sales for one year. Mr. Spell has been with Lorillard since 1977.

Ronald S. Milstein is the Senior Vice President, Legal and External Affairs, General Counsel and Secretary of Lorillard and has served in the same executive positions with Lorillard since 2005. Previously, Mr. Milstein served as Vice President, General Counsel, and Secretary for seven years. Mr. Milstein has been with Lorillard since 1996.

Charles E. Hennighausen is the Executive Vice President, Production Operations of Lorillard. Mr. Hennighausen has served in this position since he joined Lorillard in 2002.

Thomas R. Staab is the Senior Vice President, Finance and Chief Accounting Officer of Lorillard and has served in that position since 2008. Prior to 2008, he served as Senior Vice President and Chief Financial Officer since joining Lorillard in 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding Common Stock, as of March 30, 2009, by those persons who are known to us to be beneficial owners of 5% or more of our Common Stock, by each of our directors and Named Executive Officers and by our directors and executive officers as a group.

	Shares	Percent of
	Beneficially	Common Stock
Name	Owned(1)	Outstanding(2)

Principal Shareholders:
Bank of America Corporation(3)	9,539,731	5.7%
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
Goldman Sachs Asset Management(4)	8,599,385	5.1%
32 Old Slip New York, NY 10005
Directors and Named Executive Officers:
Martin L. Orlowsky(5)	105,393	*
David H. Taylor(6)	11,161	*
Randy B. Spell(7)	35,744	*
Ronald S. Milstein(8)	23,803	*
Charles E. Hennighausen(9)	23,828	*
Thomas R. Staab(10)	61,141	*
Robert C. Almon(11)	2,082	*
Virgis W. Colbert(11)	2,393	*
David E.R. Dangoor(11)	2,393	*
Kit D. Dietz(11)	2,393	*
Richard W. Roedel(11)	2,393	*
Nigel Travis(11)	2,393	*
All Directors and Executive Officers as a Group (12 persons)	275,117	*

*	Represents less than one percent.

(1)	Based upon information furnished to us by the respective shareholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our Common Stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of our Common Stock beneficially owned include direct and indirect ownership of shares, restricted stock and stock options and stock appreciation rights which are vested or are expected to vest within 60 days of March 30, 2009. Unless otherwise indicated in the table, the address of all listed shareholders is c/o Lorillard, Inc., 714 Green Valley Road, Greensboro, North Carolina 27408.

(2)	Based upon 168,167,235 shares of our Common Stock outstanding as of March 30, 2009. Shares which vest or are expected to vest within 60 days of March 30, 2009 are deemed outstanding for the purpose of computing the percentage ownership for the named shareholder, director and executive officer.

(3)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G filed with the SEC by Bank of America Corporation on behalf of itself and its affiliates on February 12, 2009.

(4)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G filed with the SEC by Goldman Sachs Asset Management on behalf of itself and its affiliates on February 9, 2009.

(5)	Represents 6,564 shares of our Common Stock directly held by Mr. Orlowsky, 26,641 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 72,188 shares of our Common Stock.

(6)	Represents 6,661 shares of restricted stock held by Mr. Taylor and exercisable options and/or stock appreciation rights to purchase 4,500 shares of our Common Stock.

(7)	Represents 1,500 shares of our Common Stock directly held by Mr. Spell, 4,996 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 29,248 shares of our Common Stock.

(8)	Represents 809 shares of our Common Stock directly held by Mr. Milstein, 4,996 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 17,998 shares of our Common Stock.

(9)	Represents 4,330 shares of restricted stock held by Mr. Hennighausen and exercisable options and/or stock appreciation rights to purchase 19,498 shares of our Common Stock.

(10)	Represents 5,000 shares of our Common Stock directly held by Mr. Staab, 3,331 shares of restricted stock and exercisable options and/or stock appreciation rights to purchase 52,810 shares of our Common Stock.

(11)	Represents restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than ten percent beneficial owners are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based on our review of the copies of such forms we have received and written representations from such reporting persons, we believe that all of our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Prior to June 10, 2008, Lorillard was a wholly-owned subsidiary of Loews, a publicly traded company listed on the NYSE. From 2002 through June 2008, Loews had also issued a separate class of its common stock, referred to as the “Carolina Group Stock,” to track the economic performance of Loews’ 100% interest in us and certain liabilities, costs and expenses of Loews and us arising out of or related to tobacco or tobacco-related businesses. On June 10, 2008, we began operating as an independent, publicly traded company pursuant to the Separation with our Common Stock trading on the NYSE.

Prior to the Separation, our executive compensation program was administered by the Board of Directors of Lorillard Tobacco Company (the “LTC Board”), our wholly-owned subsidiary and the employer of our executive officers prior to the Separation, and the compensation committee of Loews with respect to equity awards of Carolina Group Stock. Following the Separation, our Compensation Committee was duly constituted and assumed responsibility for the administration of our executive compensation program, including equity awards of our Common Stock pursuant to the Lorillard, Inc. 2008 Incentive Compensation Plan (the “2008 Plan”). The Compensation Committee held its first meeting in July 2008.

Compensation Committee Oversight of Executive Compensation

The Compensation Committee of the Board of Directors is comprised of four independent, non-executive directors — Messrs. Colbert (Chair), Almon, Dietz and Travis — and is responsible for overseeing our executive compensation policies, including evaluating and approving the compensation of the Named Executive Officers as listed in the Summary Compensation Table below. The Board of Directors has adopted a Compensation Committee Charter that sets forth the purpose, composition, authority and responsibilities of the Compensation Committee. The Compensation Committee reviews and determines the base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, including our Chief Executive Officer, and reviews our executive compensation policies. The Compensation Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluations.

Executive Compensation Consultants

Towers Perrin, a nationally recognized executive compensation consulting firm, (“Towers Perrin” or the “Committee’s Compensation Consultant”) was retained during 2008 by the LTC Board prior to the Separation and the Compensation Committee after the Separation to assist with the evaluation of our executive compensation program. Towers Perrin analyzed and provided comparative executive compensation data and compensation program proposals to assist in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our executive compensation policies. Towers Perrin also provided certain benefit plan services to the Company during 2008. The Compensation Committee reviewed the nature of the services provided and the fees paid and does not believe that these other services impaired Towers Perrin’s ability to provide the Compensation Committee with an independent perspective on executive compensation.

Role of Management in Executive Compensation Decisions

Generally, our Chief Executive Officer makes recommendations to the Compensation Committee relating to the compensation of the other Named Executive Officers. In addition, our Chief Executive Officer and Vice President of Human Resources provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be initiated by the Chief Executive Officer or upon the request of the Compensation Committee and may reflect the advice and counsel of our executive compensation consultants.

Benchmarking

Our executive compensation program uses competitive peer group and survey information to assist in determining base salary, annual incentive compensation and stock-based award guidelines. The Compensation Committee considered this information on market practices, which was compiled by the Committee’s Compensation Consultant, along with factors such as internal equity, individual performance, promotion potential and retention risk in determining total direct compensation for our Named Executive Officers. Prior to the Separation in 2008, the LTC Board benchmarked our executive compensation against the compensation paid to executives at (i) a group of peer companies consisting of 24 food, beverage and tobacco companies (the “Peer Group”) and (ii) survey data for the food, beverage and tobacco industry (the “Survey Data”). The companies comprising the 2008 Peer Group are listed below.

• Altria Group, Inc.	• H.J. Heinz Company
• Anheuser-Busch Companies Inc.	• Hormel Foods Corp.
• Brown Forman Corp.	• J.M. Smuckers Co.
• Campbell Soup Company	• Kellogg Company
• Chiquita Brands International, Inc.	• Kraft Foods, Inc.
• The Coca-Cola Company	• Molson Coors Brewing Co.
• Coca-Cola Enterprises, Inc.	• PepsiAmericas, Inc.
• ConAgra Foods, Inc.	• PepsiCo, Inc.
• Constellation Brands, Inc. .	• Reynolds American, Inc.
• Dean Foods Co.	• Sara Lee Corp
• General Mills, Inc. .	• Universal Corp.
• The Hershey Company	• William Wrigley Jr. Co.

Following the Separation, the Compensation Committee reviewed the Peer Group and Survey Data with the Committee’s Compensation Consultant and determined that it was appropriate. The Compensation Committee will periodically evaluate the appropriateness of the size and composition of the Peer Group with the assistance of the Committee’s Compensation Consultant. In 2008, the Committee’s Compensation Consultant provided executive pay practices information for the Peer Group and Survey Data in order to assist in the compensation evaluation. The Compensation Committee evaluated the base salary, annual incentive awards and stock-based awards and actual and target total compensation levels for the Peer Group and Survey Data, including the median and 75th percentile values for each compensation component, for comparison with that of our Named Executive Officers.

  Executive Compensation Policy and Objectives

The objective of our executive compensation program is to attract and retain highly qualified senior executive officers and provide motivation to ensure a high level of performance in order to maximize shareholder value. To meet this objective, we established a compensation program for senior executive officers that combines base salary, cash incentives, stock-based awards and benefits. In establishing our executive compensation program, the Compensation Committee considered a number of factors, including:

•	the executive compensation programs and market practices of large, non-durable consumer goods companies;

•	Peer Group and Survey Data of executive compensation and other materials;

•	recommendations of external compensation and benefits consultants; and

•	our historical compensation practices.

Our executive compensation program is designed to align executive compensation within the framework of the Company’s strategic objectives and is intended to motivate and reward executives, including the Named Executive Officers, for achieving the Company and individual performance objectives, which are established to further the Company’s short and long term goals. The Compensation Committee is responsible for reviewing and approving the compensation for our Named Executive Officers and stock equity awards for all eligible employees. The Compensation Committee does not rely upon a fixed formula or specific numerical criteria in determining each Named Executive Officer’s total compensation or the allocation of compensation among the various components of compensation described below. Moreover, we do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation. Rather, the Compensation Committee exercises its business judgment in determining total compensation based upon the following criteria:

•	our long-term strategic objectives, financial and other performance criteria and individual performance goals;

•	the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

•	the overall economic environment and industry conditions;

•	unique circumstances impacting the industry, the Company and our executive officers; and

•	the advice of the Committee’s Compensation Consultant.

Based upon its analysis of these criteria, the Compensation Committee determines each component of executive compensation — base salary, annual incentive awards and stock-based awards — for the Named Executive Officers, generally targeting total direct compensation at the 75th percentile of market practice for our Peer Group and Survey Data taking into consideration internal equity, individual performance, promotion potential, retention risk and other factors. Given the negative public opinion towards the tobacco industry, we believe that it is in the best interests of the Company and our shareholders to use this target level for total direct compensation in order to attract and retain talented executives. This target may be adjusted based upon the specific responsibilities, experience and performance of each Named Executive Officer as well as other factors in the Compensation Committee’s discretion.

  Components of Executive Compensation

The principal components of compensation for our Named Executive Officers in the last fiscal year were:

•	base salary;

•	annual incentive awards;

•	stock-based awards; and

•	retirement, severance and other benefits.

Base Salary.  We pay base salaries in order to attract and retain leadership talent and to provide a competitive basis of compensation that recognizes the executive’s skills and experience relative to his or her responsibilities in the position. During 2008, the Peer Group and Survey Data were used to construct base salary ranges for all salaried employees, including the Named Executive Officers. The minimum and maximum of each range were set at 75% and 125% of the range midpoint, respectively. This standard grade range spread of 50 percentage points provided a market relevant base salary range for similar company positions with salary growth potential. Individual base pay may deviate from the range midpoint due to specific individual factors applicable to each executive, such as seniority, individual performance, experience level, scope of responsibility, or a unique combination of functional responsibilities. For 2008, the Chief Executive Officer’s base salary was set pursuant to the terms of his employment agreement and is described below in “Chief Executive Officer Compensation.”

The base salaries for the Named Executive Officers were primarily based upon a review of the following considerations:

•	comparative data provided by external data sources publicly available or received from nationally recognized executive compensation management and consulting firms;

•	individual performance of the executive; and

•	a review and analysis of the executive’s compensation, both on an absolute level and relative to other executive officers of the Company based on his or her responsibilities and strategic corporate achievement.

Through 2008, base salary adjustments for the Named Executive Officers, excluding the Chief Executive Officer, were subject to a periodic performance appraisal process. The frequency of such reviews was determined by each executive’s position within the applicable salary range and occurred within a 13 to 18 month cycle. The review process sought to provide an assessment of each executive’s performance against the duties and responsibilities for the specific position and resulted in an overall performance rating in one of five rating categories. A specified base salary adjustment rate corresponded to each of the five rating categories. The lowest two ratings categories “fails to meet standards” and “needs improvement to meet standards” provided no base salary increase. The ratings categories “fully meets standards,” “exceeds standards” and “far exceeds standards” provided for increases in base salary, respectively, in 2008.

2008 Salary Adjustments.  During 2008, base salaries for Messrs. Hennighausen, Milstein and Staab were reviewed in accordance with this performance appraisal process and each received a rating of “far exceeds standards.” A market adjustment was made to Mr. Spell’s base salary based on a review of salary data in the Peer Group and Survey data prior to the Separation. Mr. Orlowsky’s base salary of $2,200,000 for 2008 was set forth in his employment agreement. See “Chief Executive Officer Compensation” below for more information. Mr. Taylor was hired as our Executive Vice President, Finance and Planning on January 7, 2008 with a base salary of $800,000 and was not eligible for review in 2008 under the policy. The following table sets forth the base salary adjustments for Messrs. Spell, Milstein, Hennighausen and Staab for 2008.

		Base Salary	Base Salary	Effective
		as of	as of	Date of
		January 1,	December 31,	Salary
Name	Title	2008	2008	Adjustment

Randy B. Spell	Executive Vice President, Marketing and Sales	$589,420	$630,000	June 9, 2008
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	582,023	632,659	December 8, 2008
Charles E. Hennighausen	Executive Vice President, Production Operations	559,983	608,702	August 18, 2008
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	564,369	613,469	November 10, 2008

2009 Salary Adjustments.  In November 2008, the Compensation Committee reviewed the Company’s process for base salary adjustments and determined that beginning in 2009, the base salary for the Named Executive Officers would be reviewed, and any adjustments thereto made, on an annual common date in order to facilitate the administration of salaries and align incentive plan decisions with the base salary review process. In determining base salary adjustments for 2009 for the Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considered the performance and contributions of each Named Executive Officer, the financial performance of the Company, the recommendations of the Chief Executive Officer and the competitiveness of the individual’s pay relative to compensation data for executives in comparable positions in the Peer Group and Survey Data provided by the Committee’s Compensation Consultant. Based on these considerations, the Compensation Committee determined that base salaries for the Named Executive Officers, except the Chief Executive Officer, be adjusted, as of January 5, 2009, based on their individual performance rating and the amount of time elapsed since their last salary review date during 2008 (and in Mr. Taylor’s case, his hire date). Mr. Orlowsky’s base salary was reduced to $1,200,000, effective as of January 1, 2009, pursuant to an amendment to his employment agreement to shift the distribution of his total cash compensation from base salary to performance based compensation. See “Chief Executive Officer Compensation” below for more information regarding Mr. Orlowsky’s compensation. The table below sets forth the 2009 base salaries for each Named Executive Officer as of January 5, 2009.

		Base
		Salary as of
		January 5,
Name	Title	2009

Martin L. Orlowsky	Chairman, President and Chief Executive Officer	$1,200,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	869,409
Randy B. Spell	Executive Vice President, Marketing and Sales	661,535
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	636,881
Charles E. Hennighausen	Executive Vice President, Production Operations	629,014
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	621,658

Annual Incentive Awards.  Our annual incentive plan (“AIP”) ensures that a significant portion of each Named Executive Officer’s annual compensation is at risk and dependent upon our overall performance and individual performance criteria intended to align the executive’s interests with shareholder interests. Prior to the Separation, the LTC Board had determined that 50% of each annual incentive award would be based on the Company’s overall performance based on achievement of a net income target and the remaining 50% would be based on individual performance criteria, as described below. At the beginning of each annual performance period, the LTC Board established, in consultation with the Chief Executive Officer, three individual performance criteria for each Named Executive Officer. These criteria were used because the LTC Board and Chief Executive Officer believed they reflected the performance criteria that were most directly correlated to increasing enterprise value.

The incentive payout target under the 2008 AIP for all Named Executive Officers, excluding the Chief Executive Officer, was set at 50% of base salary in 2008. The percentage was designed to establish a significant incentive and provide motivation toward achieving the Company’s short and long term goals. The Company’s and each individual’s performance against specific criteria could have resulted in payments at less than the target incentive levels, and no incentive payment would have been earned, if less than 80% of the combined (both Company and individual) performance criteria were not achieved. Mr. Orlowsky’s incentive payment target for 2008 was set at $1,500,000, 68% of his base salary, pursuant to the terms of his employment agreement. See “Chief Executive Officer Compensation” for more information regarding Mr. Orlowsky’s compensation.

Following the Separation, the Compensation Committee became responsible for administering all annual incentive plans pursuant to the terms of the 2008 Plan, which was approved by Loews as our sole shareholder and will be submitted for approval by our shareholders at the Annual Meeting. The 2008 Plan provides for cash-based performance awards intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), subject to certain adjustments for extraordinary items in the discretion of the Compensation Committee. Pursuant to the terms of the 2008 Plan, the Compensation Committee may establish one or more of the following business criteria as performance targets based on the performance of the participant, the Company and/or one of its subsidiaries: revenue; economic value added; net income; operating income; unit volume; return on stockholders’ equity; return on sales; stock price; earnings per share; growth in earnings per share; earnings before interest, taxes, depreciation and amortization; cash flow; sales growth; margin improvement; income before taxes; income before taxes margin; return on investment; return on capital; return on assets; values of assets; market share; market penetration goals; personal performance goals; business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities); regulatory compliance goals; customer retention goals; customer satisfaction goals; goals relating to acquisitions or divestitures; gross or operating margins; operating efficiency; working capital performance; expense targets and/or productivity targets or ratios. Individual payouts may not exceed $10,000,000 in any plan year pursuant to the terms of the 2008 Plan.

2008 AIP.  As a result of the Separation, we bifurcated the 2008 AIP into a program for the period January 1, 2008 through June 30, 2008 (the “Pre-Separation AIP”) and a program for the period July 1, 2008 through December 31, 2008 (the “Post-Separation AIP”). The LTC Board established net income and individual performance factors for each Named Executive Officer during the first half of 2008 as the performance target for 2008. The payout targets for each Named Executive Officer under the Pre-Separation AIP were set at 50% of the 2008 AIP (25% of base salary). Prior to the Separation, in June 2008 the LTC Board determined that the payouts under the Pre-Separation AIP should be paid at the target level for each Named Executive Officer and the payments were made to the Named Executive Officers in June 2008. The Pre-Separation AIP was established prior to the adoption of the 2008 Plan and did not qualify as performance based compensation pursuant to Section 162(m) of the Code. The awards under this plan for each of the Named Executive Officers are set forth below and are included in the “Bonus” column in the Summary Compensation Table.

		Pre-Separation
		AIP Payout
Name	Title	for 2008

Martin L. Orlowsky	Chairman, President and Chief Executive Officer	$750,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	200,000
Randy B. Spell	Executive Vice President, Marketing and Sales	147,355
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	158,165
Charles E. Hennighausen	Executive Vice President, Production Operations	152,175
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	153,367

Following the Separation, the Compensation Committee reviewed and established the Post-Separation AIP incentive plan payouts equal to 0.75% of our net income for the period July 1, 2008 through December 31, 2008 (the “Post-Separation Period”) for each Named Executive Officer with targets set at 50% of the 2008 AIP target amount (as discussed above), subject to the negative discretion of the Compensation Committee. For the Post-Separation Period (third and fourth quarters of 2008), we had net income of $495 million compared to net income of $457 million for the third and fourth quarters of 2007. The Committee exercises its negative discretion based upon, among other things, certain Company performance factors and individual performance factors for each Named Executive Officer, which are specific to their area of responsibility and aligned with the Company’s short-term and long-term strategies. See “Chief Executive Officer Compensation” below for more information regarding payouts to Mr. Orlowsky under the Post-Separation AIP.

For purposes of determining incentive payouts for the Post-Separation AIP for the Named Executive Officers, the Compensation Committee evaluated the Company’s performance using the following metrics:

•	Newport’s market share in the menthol segment;

•	Total domestic market share compared to our primary competitors; and

•	Wholesale unit shipments rate of change compared to our primary competitors.

The Compensation Committee also considered the Company’s performance on other metrics, including revenue growth and net income as well as the performance of the Named Executive Officers against their individual performance factors. The Company considers R. J. Reynolds Tobacco Company (“Reynolds”), a subsidiary of Reynolds American Inc., and Philip Morris USA Inc. (“Philip Morris”), a subsidiary of Altria Group, Inc., as its primary competitors. The Company significantly outperformed its primary competitors in 2008 on the Post-Separation AIP’s three key incentive metrics as shown in the table below.

Newport’s Retail Market				Domestic Wholesale Unit
Share in the Menthol Segment		Total Domestic Market Share		Shipments Rate of Change(1)

2008	34.25 share	Lorillard:	0.68 share growth	Lorillard:	2.8% growth
2007	33.68 share	Philip Morris:	0.05 share growth	Philip Morris:	3.6% decline
		Reynolds:	1.41 share decline	Reynolds:	8.7% decline

(1)	Based on daily average shipments using the Company’s number of shipping days in 2008.

Upon the request of the Compensation Committee, the Chief Executive Officer provided recommendations with respect to the other Named Executive Officers to assist the Committee in its evaluation of each Named Executive Officer’s performance relative to the individual performance factors established for each executive. Based on these factors, the Compensation Committee determined that the Post-Separation AIP should be paid at above the targeted amounts. Accordingly, Messrs. Orlowsky, Taylor, Spell, Milstein, Hennighausen and Staab received payouts that were approximately 27%, 30%, 40%, 30%, 30% and 21%, respectively, above their target payout levels under the Post-Separation AIP. The awards under the Post-Separation Plan for each of the Named Executive Officers are set forth below and are included in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table.

		Post-Separation
		AIP Payout
Name	Title	for 2008

Martin L. Orlowsky	Chairman, President and Chief Executive Officer	$950,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	260,000
Randy B. Spell	Executive Vice President, Marketing and Sales	206,000
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	206,000
Charles E. Hennighausen	Executive Vice President, Production Operations	198,000
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	185,000

2009 AIP.  During 2008, the Compensation Committee, in consultation with the Committee’s Compensation Consultant, reviewed and considered the structure, targets, and terms of the annual incentive plan for 2009 (the “2009 AIP”). The 2009 AIP was designed to provide annual incentive compensation that qualified as performance based compensation pursuant to Section 162(m) of the Code. In establishing the 2009 payout targets for the Named Executive Officers, the Compensation Committee targeted the 75th percentile of market practice for total cash compensation (comprising base salary and annual incentive compensation) for executives in comparable positions at companies in the Peer Group and Survey Data. The Compensation Committee established incentive plan funding equal to 0.75% of our net income for 2009 for each Named Executive Officer, subject to the negative discretion of the Compensation Committee based on, among other things, the Company’s performance in three categories — Newport’s performance in the menthol segment expressed in terms of market share; total domestic relative market share performance as compared with our primary competitors; and our wholesale unit shipments rate of change compared with our primary competitors. Formal goals for these metrics are not established prior to the plan year, but the Company’s performance will be evaluated after year end against its performance objectives and the performance of its key competitors. In addition, the Compensation Committee established individual performance factors for each Named Executive Officer, which are specific to their area of responsibility and aligned with the Company’s short-term and long-term strategies. Each executive’s performance against these individual goals will be considered in the Compensation Committee’s exercise of negative discretion. The Compensation Committee increased target payout levels for 2009 for each Named Executive Officer under the AIP in order to place more emphasis on variable, performance based pay and to improve the competitiveness of the compensation opportunity for each Named Executive Officer. The target payout levels for the Named Executive Officers under the 2009 AIP are set forth below.

		2009 AIP
Name	Title	Payout Targets

Martin L. Orlowsky	Chairman, President and Chief Executive Officer	$2,500,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	800,000
Randy B. Spell	Executive Vice President, Marketing and Sales	550,000
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	550,000
Charles E. Hennighausen	Executive Vice President, Production Operations	450,000
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	350,000

Stock-Based Awards.  The third principal element of our compensation program for Named Executive Officers is stock awards pursuant to which grants are made in the form of stock appreciation rights (“SARs”). The SARs are generally awarded in the first quarter of the award year and granted in 25% increments during the award year. The SARs vest and become exercisable in four equal installments beginning on the first anniversary of the award date and the next three anniversaries of such date and expire on the tenth anniversary of the award date. These awards recognize performance over a longer term than annual incentive compensation and encourage the Named Executive Officers to continue their employment with the Company. The value of each SAR is directly linked to the amount of appreciation in the price of our Common Stock from the date of grant. These awards generally are non-transferable and have no value if the price of our Common Stock does not rise following the date of grant, which serves to align the executive’s interests with those of our shareholders.

Prior to the Separation, the stock awards were issued pursuant to the Carolina Group Stock Plan (the “CG Plan”) in the form of stock options and, beginning in 2006, SARs for Carolina Group Stock. Stock awards were administered by Loews’ compensation committee. Each stock option or SAR grant made pursuant to the CG Plan had an exercise price equal to the average of the high and low sales price of Carolina Group Stock on the trading day immediately preceding the date of grant. During 2008, we adopted the 2008 Plan, which is administered by the Compensation Committee and permits the issuance of stock options, SARs, restricted stock and other awards of our Common Stock to our executive officers, directors and employees. Each stock option or SAR grant made pursuant to the 2008 Plan has an exercise price equal to the closing price of our Common Stock on the date of grant. As part of the Separation, we converted all outstanding stock options or SARs under the CG Plan on a one-for-one basis into stock options or SARs exercisable in our Common Stock under the 2008 Plan with the same terms and conditions as the then existing awards.

In 2008 and prior years, stock awards for all eligible employees, including the Named Executive Officers, were determined primarily by the participant’s salary grade level. Since the establishment of the CG Plan in 2002, the number of stock options or SARs awarded to Named Executive Officers each year remained relatively constant. The Chief Executive Officer could recommend a reduction of an executive officer’s stock award level based on the individual executive’s performance.

Stock Award Process.  The Compensation Committee approves and grants annual equity awards to eligible executives, including the Named Executive Officers, at its first regular meeting of the year following the release of the Company’s earnings for the prior year. The SARs awarded at this meeting are granted in four equal installments generally on a quarterly basis during the grant year with the exercise price for each installment set on the grant date. The Compensation Committee determined that this award structure, which is consistent with the practice of Loews’ awards of Carolina Group Stock prior to the Separation, was fair and reasonable to the executives and to the Company and its shareholders since it minimized the impact (positive or negative) that any particular event could have on the exercise price for SAR awards. The number of shares subject to each grant, including SARs and restricted stock, is determined based on the closing price of our Common Stock on the date of grant and estimated value of an option to purchase one share of our Common Stock using the Black-Scholes option pricing model.

2008 Stock Awards.  In January 2008, the stock awards were determined and awarded by the Loews’ compensation committee, upon consultation with the Chief Executive Officer with respect to the awards to the other Named Executive Officers, and SAR grants were made to the Named Executive Officers in four installments (each equal to 25% of the total award) in January, March, July and September (the “2008 Stock Award”). Grants were made from the CG Plan in January and March 2008. In July 2008, following the Separation, our Compensation Committee reviewed and approved the continuation of SAR grants under the 2008 Plan to the Named Executive Officers and other participants in July and September 2008. The following table sets forth the total number of SARs awarded to each Named Executive Officer in 2008.

		SARs Awarded
Name	Title	in 2008

Martin L. Orlowsky	Chairman, President and Chief Executive Officer	40,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	18,000
Randy B. Spell	Executive Vice President, Marketing and Sales	13,000
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	13,000
Charles E. Hennighausen	Executive Vice President, Production Operations	13,000
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	13,000

See the “Grants of Plan-Based Awards for 2008” for more information regarding the awards made to the Named Executive Officers in 2008.

2009 Stock Awards.  Following the Separation, the Compensation Committee reviewed the type, structure, terms and timing of stock awards to be made to eligible employees in 2009 (the “2009 Stock Award”), including the Named Executive Officers. In March 2009, upon consultation with Committee’s Compensation Consultant, the Compensation Committee determined that the value of the 2009 Stock Award would be allocated 60% in SARs and 40% in time-vesting restricted stock. The SAR awards will be granted in four equal quarterly installments with an exercise price equal to the closing price of our Common Stock on the date of grant. The SAR awards will vest in one-quarter increments beginning on the first anniversary of the annual award date (March 12, 2009) and each anniversary date for the following three years. The restricted stock award will vest on the third anniversary of the annual award date, subject to continued employment with the Company. Both the SAR awards and restricted stock awards will expire on the tenth anniversary of the annual award date. The Compensation Committee determined that this structure provided an appropriate balance between providing performance and retention incentives to the Named Executive Officers and other participating employees and aligning their interests with those of our shareholders.

In determining the amount of stock to be awarded to the Named Executive Officers, the Compensation Committee targeted the 75th percentile of market practice for our Peer Group and Survey Data for annual equity awards taking into consideration internal equity, individual performance, promotion potential, retention risk and other factors. Based on this evaluation and the advice of the Committee’s Compensation Consultant, the Compensation Committee approved the following targeted values for the 2009 Stock Awards for the Named Executive Officers.

		Targeted Value
		of 2009
Name	Title	Stock Awards

Martin L. Orlowsky	Chairman, President and Chief Executive Officer	$4,000,000
David H. Taylor	Executive Vice President, Finance and Planning and Chief Financial Officer	1,000,000
Randy B. Spell	Executive Vice President, Marketing and Sales	750,000
Ronald S. Milstein	Senior Vice President, Legal and External Affairs, General Counsel and Secretary	750,000
Charles E. Hennighausen	Executive Vice President, Production Operations	650,000
Thomas R. Staab	Senior Vice President and Chief Accounting Officer	500,000

The following table sets forth the 2009 Stock Awards for the Named Executive Officers awarded on March 12, 2009 based on the closing price of our Common Stock on the grant date.

Name	SARs	Restricted Stock

Martin L. Orlowsky	271,838	26,641
David H. Taylor	67,960	6,661
Randy B. Spell	50,970	4,996
Ronald S. Milstein	50,970	4,996
Charles E. Hennighausen	44,174	4,330
Thomas R. Staab	33,980	3,331

The grant of the restricted stock awards and the first quarterly grant of the SAR awards to the Named Executive Officers and other participating employees occurred on March 12, 2009 with an exercise price for the first quarterly grant of SARs equal to the closing price of our Common Stock on such date. The remaining quarterly grants of SARs will be made on or about June 30, 2009, September 30, 2009 and December 31, 2009 with the exercise price for each quarterly grant equal to the closing price of our Common Stock on the grant date.

Other benefits.  The Named Executive Officers other than the Chief Executive Officer participate in the Senior Executive Severance Plan and have entered into Change in Control Agreements as further described below. Other than our Chief Executive Officer, none of the Named Executive Officers has an employment agreement with us. We generally provide the same employee benefits to Named Executive Officers as provided for substantially all of our salaried employees. In addition to the qualified and non-qualified pension plans described below, we offer an employees savings plan under Section 401(k) of the Code and medical and other welfare benefits in which each Named Executive Officer participated during 2008.

Chief Executive Officer Compensation

Mr. Orlowsky has served as our Chief Executive Officer and President since 1999, at which time we entered into an employment agreement, which was subsequently amended and was scheduled to expire on December 31, 2008. In anticipation of the Separation, we entered into an amended and restated employment agreement with Mr. Orlowsky, dated as of February 1, 2008, (the “Employment Agreement”) in order to, among other things, extend the employment term to December 31, 2009, set his base salary at $2,200,000 and annual cash incentive at not less than $1,500,000, authorize a special bonus of $10,000,000 and revise certain provisions related to his supplemental retirement benefit. The special bonus was an inducement to extend the term of the Employment Agreement and to recognize and reward his efforts to complete the Separation. The Employment Agreement was approved by the LTC Board in February 2008.

Pursuant to the terms of the Employment Agreement, Mr. Orlowsky will also receive a supplemental retirement benefit equal to the benefit that would have been paid to him under the Pension Plan and Benefit Equalization Plan (each discussed in “Retirement Benefits” below) calculated as if he was credited with additional years of service equal to 30 years minus Mr. Orlowsky’s credited service under the Pension Plan, and based upon an annual base salary equal to $2,200,000. The Employment Agreement provided that a supplemental retirement benefit would be earned and payable provided Mr. Orlowsky remained employed through December 31, 2009 or if his employment was terminated due to his death, disability or by the Company without cause. The supplemental retirement benefit is to be paid in a lump sum following Mr. Orlowsky’s separation from service, disability or death.

The Employment Agreement provides that if Mr. Orlowsky’s employment is terminated for a reason other than for cause or death, the Company will continue to pay his base salary and annual cash incentive payments for the remainder of the employment term. The Employment Agreement further provides that if Mr. Orlowsky dies during the term of the Employment Agreement, in addition to the proceeds of any life insurance or other employee benefits to which his widow may be entitled, we shall pay to Mr. Orlowsky’s widow, if she survives, his base salary in effect at the time of his death for a period of six months after his death. Following any termination of employment, the Employment Agreement specifies that Mr. Orlowsky will abide by non-solicitation and non-competition provisions for a period of three years and confidentiality provisions in perpetuity. The Employment Agreement also specifies that Mr. Orlowsky will receive other employee benefits no less favorable than those offered generally to our other executives.

We entered into an amendment to the Employment Agreement, dated as of May 5, 2008 (the “May 5 Amendment”), to amend the target annual bonus amount from $1,500,000 per year to an amount to be determined by the Compensation Committee based on achievement of performance goals established in accordance with the 2008 Plan. In addition, the May 5 Amendment provided for the payment of a bonus in the amount of $750,000 for the Pre-Separation AIP. The May 5 Amendment was approved by the LTC Board.

Following the Separation, the Compensation Committee met in July and November 2008 to, among other things, evaluate Mr. Orlowsky’s compensation, including the terms of his Employment Agreement, as amended through May 5, 2008. The Company subsequently entered into an amendment to the Employment Agreement, dated as of November 4, 2008 (the “November 4 Amendment”), which extended the term of the Employment Agreement through December 31, 2010 and increased the portion of Mr. Orlowsky’s annual cash compensation that is deemed performance based compensation pursuant to Section 162(m) of the Code. The November 4 Amendment provided for, beginning in 2009, a reduction of $1,000,000 in Mr. Orlowsky’s annual base salary to $1,200,000 and a $1,000,000 increase in his annual cash bonus target level to $2,500,000, subject to the achievement of performance goals established by the Compensation Committee pursuant to the 2008 Plan. In addition, the November 4 Amendment provided for Mr. Orlowsky’s participation in our annual stock equity award program at an expected award value (as estimated by the Compensation Committee) of not less than $4,000,000. The November 4 Amendment also provided for clarification of certain voluntary termination provisions in the agreement.

In December 2008, the Company entered into an amendment to the Employment Agreement, dated as of December 19, 2008 (the “December 19 Amendment”), to address an ambiguity in certain provisions of the agreement which led to an inconsistency in the calculation of the supplemental retirement benefit under the Employment Agreement compared with the calculation of retirement benefits under the Company’s Benefit Equalization Plan. The Compensation Committee reviewed and approved the proposed changes included in the December 19 Amendment. In addition, the Compensation Committee reviewed and approved certain technical amendments to the Benefit Equalization Plan intended to clarify the method of calculating and the timing of certain payments under the plan.

Other Executive Compensation Decisions

In January 2008, the LTC Board reviewed and approved the hiring and compensation of David H. Taylor as Executive Vice President, Finance and Planning. Mr. Taylor’s initial compensation included a base salary of $800,000, eligibility for an annual target incentive opportunity equal to 50% of his base salary under the AIP, participation in annual stock awards under the 2008 Plan, a signing bonus of $250,000 and payment of $90,641 under the Company’s relocation program. In May 2008, the LTC Board appointed Mr. Taylor as the Company’s Executive Vice President, Finance and Planning and Chief Financial Officer.

Following the Separation, the Compensation Committee reviewed the severance and change in control arrangements for our management, including the Named Executive Officers. In July 2008, the Compensation Committee approved severance agreements for the Named Executive Officers and other executives. See “Change in Control and Other Severance Arrangements” below for more information.

Retirement Benefits

The Company provides benefits under a tax qualified, non-contributory defined benefit plan (the “Pension Plan”) for substantially all of our salaried employees, including the Named Executive Officers. The Pension Plan is designed to replace approximately one-third of a participant’s base salary compensation after accumulating 30 years of service and having reached age 55. Participants in the Pension Plan are also eligible for normal retirement at age 65 with 5 or more years of credited service, unreduced early retirement benefits at age 60 with ten or more years of credited service, and reduced early retirement benefits at age 55 with 5 or more years of service. Reduced early retirement benefits are determined by reducing the normal retirement benefit by approximately 5% for each year prior to age 65. The Pension Plan is subject to the normal annual earnings limits established by the Internal Revenue Service. For this reason, the Company provides additional retirement benefits under the non-qualified Benefit Equalization Plan (the “BEP”) to certain executives, including the Named Executive Officers, that meet certain earnings requirements in excess of the annual earnings limits. The BEP provides for an additional accrual and payment of benefits, which are not available under our Pension Plan as a result of the Internal Revenue Service limitations listed above. Employees become eligible to participate in the BEP and the Pension Plan after completion of one year of service.

Under his employment agreement, Mr. Orlowsky is provided a supplemental retirement benefit equal to the benefit that would have been paid to him under the Pension Plan and BEP calculated as if he was credited with additional years of service equal to 30 years minus his credited service under the Pension Plan and BEP. See “Chief Executive Officer Compensation” above for more information.

The Pension Plan is a defined benefit plan in which the benefit is calculated using the employee’s highest average annual base salary during any period of five consecutive years of the ten years immediately preceding retirement. This earnings figure is multiplied by a flat percentage defined for specific years of service and by total length of credited service to obtain the annual benefit payable under the plan. Payment from this plan is in the form of an annuity. Retirees can choose a single life annuity, a ten-year period certain annuity, or they can select one of four joint and survivor options. Plan participants are vested in the plan after five years of service.

The benefit calculation for the BEP is the same as the Pension Plan calculation using the salary amounts in excess of the specific IRS limits for each of the years of the executive’s credited service. A limited number of participants in the BEP, including Messrs. Orlowsky, Spell and Milstein, have an executive split-dollar life insurance policy, provided under our Executive Insurance Plan, that provides a funding mechanism for benefits provided under the BEP. Participation in the Executive Insurance Plan was limited to participating executives who were vested as of January 1, 2003, but the amounts of the policies are not frozen. The terms of payment from the BEP had been similar to the Pension Plan until January of 2008, when the BEP was modified to comply with new regulations issued pursuant to Section 409A of the Code by limiting the payout to lump sums only. See the “All Other Compensation” column in the Summary Compensation Table below for more information.

Change in Control and Other Severance Arrangements

Severance Plan.  Our Senior Executive Severance Pay Plan (the “Severance Plan”) provides for continued compensation and benefits to selected senior executives, including the Named Executive Officers (excluding the Chief Executive Officer), whose employment is terminated without “Cause” or who terminate for “Good Reason,” as defined in the Severance Plan. Upon a qualified termination of employment, the participating Named Executive Officer will be entitled to a payment equal to two times his or her base salary to be paid in equal bi-monthly installments over a period of 36 months following the executive’s termination. The Named Executive Officers will also be entitled to a payment equal to the unpaid portion of his or her annual incentive plan bonus (calculated as if the executive met all performance targets). The plan also provides for (i) a payment equal to the cost of COBRA continuation coverage under our health plans for a period of three years following such termination of employment, including a “gross up” for taxes using an effective tax rate of 35%, and (ii) up to 24 months of outplacement services. In order to receive these benefits, the Named Executive Officer must (i) execute a release agreement satisfactory to us, (ii) return any financial advances and property, and (iii) reconcile his or her expense account and any other amounts due to the Company.

Pursuant to the Severance Plan, “Cause” means a termination by the Company for (i) any malfeasance in office or other similar violation of duties and responsibilities by the executive; (ii) violation of express instructions or any specific Company policy which materially affects the business of the Company; or (iii) any unlawful act which harms the reputation of the Company or otherwise causes significant injury to the Company. “Good Reason” means (i) the assignment of an executive to duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; or (ii) a failure by the Company to comply with the following provisions: (a) not to reduce the executive’s base salary, (b) to amend, modify or terminate the Severance Plan in a manner not permitted by its terms, or (c) to permit the executive to participate in all incentive, bonus, savings and retirement benefit plans, practices, policies and programs applicable generally to other peer executives of the Company. For purposes of Good Reason, in each case isolated and inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of written notice thereof shall be excluded.

At any time prior to the time that Mr. Orlowsky ceases to serve as Chief Executive Officer or after the third anniversary of the date Mr. Orlowsky ceased to serve as Chief Executive Officer, the Severance Plan may be amended, modified or terminated, provided, however, that such amendment may not affect the plan benefits with respect to any executive who has terminated his or her employment with us. During the three year period after Mr. Orlowsky ceases to serve as Chief Executive Officer, the Company may not amend, modify or terminate the Severance Plan or remove any executive as a participant in the plan.

Change in Control Arrangements.  In July 2008, the Company entered into change-in-control related severance agreements (the “Severance Agreements”) with a group of 43 executives, including each Named Executive Officer. The initial term of the Severance Agreements expires on December 31, 2010, but is automatically renewed for successive calendar years commencing on January 1, 2011 unless notice of nonrenewal has been provided by either party to the Severance Agreement. The Severance Agreements are automatically extended for twenty-four months following a Change in Control. A “Change in Control” is deemed to occur if: (i) any person becomes the owner of 30% or more of our voting securities; (ii) the majority of the membership of the Board changes without approval of two-thirds of the directors who either were directors on the date of the related Severance Agreement, or whose election was previously so approved; (iii) there is a merger or consolidation with another company following which the members of the Board do not constitute a majority of the members of the board of the surviving entity; or (iv) there is a sale or disposition of all or substantially all of our assets or our stockholders approve a plan of complete liquidation.

Benefits are payable under the Severance Agreements only upon termination of the executive’s employment by us other than for “Cause” or by the executive for “Good Reason” within two years following (or in connection with) a Change in Control. “Cause” includes the willful and continued failure by the executive to substantially perform his or her duties (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) not cured within 30 days after a written demand for substantial performance is delivered to the executive by the Board or the willful engagement by the executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. “Good Reason” includes the assignment of duties inconsistent with the executive’s status or a substantial adverse alteration in the nature or status of the executive’s responsibilities, relocation of the principal place of employment to a location that increases the one-way commute by more than 25 miles, reduction in base salary or failure to continue comparable compensation and benefit plans.

The benefits provided pursuant to the Severance Agreements are based upon the executive’s position and responsibilities and severance payments range from one to three times base salary and target annual incentive. The Severance Agreements for the Named Executive Officers provide for the following benefits upon their termination of employment in a manner entitling them to benefits:

•	three times the sum of (i) the individual’s base salary in effect immediately prior to termination of employment (or, if higher, immediately prior to the first occurrence of an event or circumstance constituting Good Reason), and (ii) the target annual incentive for the individual;

•	continued life, dental, accident and health insurance benefits for three years;

•	a pro rata incentive compensation for the year in which employment terminates;

•	except in the case of Mr. Orlowsky with respect to our pension plans, payment equal to incremental benefits and contributions the executive would have earned under our pension and defined contribution plans assuming the executive continued employment for an additional three years;

•	outplacement services not to exceed $25,000; and

•	a gross-up payment equal to the amount necessary to reimburse the executive for the effect of any federal excise tax levied on “excess parachute payments,” except that the gross up payment will not be paid, and the severance payments otherwise payable to the executive will be reduced, unless payment of the gross up payment would increase the after-tax benefit to the executive by more than 10%.

In addition, all outstanding unvested stock awards granted to each Named Executive Officer generally will become fully and immediately vested and exercisable upon the occurrence of a change in control transaction (as defined in the 2008 Plan). See Section 3.6 of Appendix B attached hereto for the definition of a change in control under the 2008 Plan and “Potential Payments upon Termination of Employment or Change in Control” below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

Indemnification Agreements

In 2008, we entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements will provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Deductibility of Executive Compensation

In accordance with Section 162(m) of the Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year may be restricted. Prior to the Separation, as a wholly-owned subsidiary of Loews, the Company did not have any officers who were subject to the tax deductibility limitations in Section 162(m) of the Code and, therefore, did not structure our annual incentive plans prior to 2008 specifically to comply with Section 162(m). As a result, Pre-Separation AIP payouts to the Named Executive Officers are not deemed “performance based compensation” pursuant to Section 162(m) and are included in the “Bonus” column of the Summary Compensation Table. These payments remain fully deductible to the Company, however, as the payments were made prior to the Named Executive Officers becoming subject to Section 162(m) of the Code.

Following the Separation, the Compensation Committee considered the impact of Section 162(m) in establishing the structure, performance targets and timing of the Post-Separation AIP as well as the proportion of Mr. Orlowsky’s cash compensation attributable to base salary and performance based compensation. Although the Compensation Committee plans to evaluate and limit the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee will approve compensation to executive officers which may exceed the limits of deductibility. In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee of the Board of Directors
Virgis W. Colbert (Chair)
Robert C. Almon
Kit D. Dietz
Nigel Travis

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of “outside directors” within the meaning of the regulations under Section 162(m) of the Code, “non-employee directors” under SEC Rule 16b-3, and “independent” directors as affirmatively determined by the Board of Directors pursuant to the NYSE Listing Standards. The members of the Compensation Committee are the individuals named as signatories to the report immediately preceding this paragraph. None of the members of the Compensation Committee are our former officers or employees.

Summary Compensation Table

The information below sets forth the compensation of our Named Executive Officers, including the Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers and one executive officer who served as the Chief Financial Officer for a portion of the year ended December 31, 2008.

						Change in
						Pension
					Non-Equity	Value and
				Stock	Incentive	Non-
				Option/	Plan	Qualified	All Other
				SAR	Compen-	Compen-	Compen-
Name and Principal Position(s)	Year	Salary(1)	Bonus(2)	Awards(3)	sation(4)	sation(5)	sation(6)	Total

Martin L. Orlowsky	2008	$2,198,462	$10,750,000	$547,295	$950,000	$665,736	$757,937	$15,869,430
Chairman, President and Chief Executive Officer	2007	1,998,077	1,100,000	386,933	—	724,670	874,313	5,083,993
David H. Taylor(7)	2008	793,846	450,000	72,124	260,000	—	100,466	1,676,436
Executive Vice President, Finance and Planning and Chief Financial Officer	2007	—	—	—	—	—	—	—
Randy B. Spell	2008	617,053	147,355	177,980	206,000	190,949	290,126	1,629,463
Executive Vice President, Marketing and Sales	2007	545,419	271,123	127,197	—	207,929	179,411	1,331,079
Ronald S. Milstein	2008	590,006	158,165	172,752	206,000	104,922	72,776	1,304,621
Senior Vice President, Legal and External Affairs, General Counsel and Secretary	2007	551,116	291,012	119,608	—	102,070	33,441	1,097,247
Charles E. Hennighausen	2008	582,654	152,175	178,046	198,000	79,443	9,200	1,199,518
Executive Vice President, Production Operations	2007	544,037	279,992	127,197	—	65,506	9,000	1,025,732
Thomas R. Staab(8)	2008	575,886	153,367	177,940	185,000	76,546	13,931	1,182,670
Senior Vice President and Chief Accounting Officer	2007	537,874	282,185	127,197	—	86,620	12,579	1,046,455

(1)	Following discussions between the Compensation Committee and Mr. Orlowsky, Mr. Orlowsky’s base salary was reduced to $1.2 million, effective January 1, 2009, as part of certain amendments to his employment agreement with the Company. Effective January 5, 2009, the annual salaries for Messrs. Taylor, Spell, Milstein, Hennighausen and Staab were increased to $869,409, $661,535, $636,881, $629,014 and $621,658, respectively. See “Base Salary” above for more information.

(2)	These amounts represent payment of the annual incentive payout under Pre-Separation AIP to each Named Executive Officer in June 2008. As described in “Annual Incentive Awards” above, such awards were determined prior to the Separation based on the LTC Board’s assessment of the Company’s overall performance and the individual performance of the Named Executive Officers with respect to their individual performance criteria for the Pre-Separation Period. The Pre-Separation AIP was not established pursuant to the 2008 Plan and did not qualify as performance based compensation pursuant to Section 162(m) of the Code. In addition to the Pre-Separation AIP bonus, Mr. Taylor also received a sign-on bonus in the amount of $250,000 when he joined the Company in January 2008. The amount paid to the Chief Executive Officer represents a special one-time award for performance related to the extension of his employment agreement and the Separation from Loews ($10,000,000) and 50% of the bonus award granted pursuant to the terms of his employment agreement ($750,000) for the Pre-Separation Period.

(3)	These amounts represent the amount of compensation recognized for financial statement reporting purposes for 2008, in accordance with FAS 123R (exclusive of the effect of estimated forfeitures for service based vesting) associated with SAR awards made under the CG Plan prior to the Separation and the 2008 Plan following the Separation. See Note 10 of the Company’s Consolidated Financial Statements included in the 2008 Annual Report for more information regarding the assumptions used in the calculation of these amounts.

(4)	These amounts represent the payment of the Post-Separation AIP to each Named Executive Officer. As described in “2008 AIP” above, in July 2008 the Compensation Committee established incentive plan funding equal to 0.75% of the Company’s net income for the Post-Separation Period, subject to the Committee’s negative discretion. In March 2009, the Compensation Committee determined that the performance metrics for the Post-Separation Period had been exceeded and awarded the amounts listed in the above table to the Named Executive Officers.

(5)	These amounts represent the actuarial increase in the present value of each Named Executive Officer’s pension benefit under our retirement plans and the Chief Executive Officer’s supplemental retirement agreement as of December 31, 2008 over the value of those benefits as of December 31, 2007, all as determined using the same interest rate and other assumptions as those used in our financial statements. Mr. Taylor became a participant in the Pension Plan and BEP as of February 1, 2009, but is not vested in either plan. See “Retirement Benefits” above for additional information regarding the benefits accrued for each of the Named Executive Officers and Note 10 to our Consolidated Financial Statements included in the 2008 Annual Report for more information regarding the assumptions used in the calculations of these amounts.

(6)	These amounts include premiums for a split-dollar life insurance policy for Messrs. Orlowsky, Spell and Milstein in the amount of $728,780, $273,650 and $59,000, respectively. The insurance program was closed to participants prior to Messrs. Staab and Hennighausen vesting for benefits under the plan. See “Retirement Benefits” above for more information. The amounts shown also include annual cash received pursuant to a company-wide medical and welfare plan and not used to purchase medical and other welfare benefits for Messrs. Orlowsky, Taylor, Spell, Milstein and Staab in the amounts of $19,957, $625, $7,276, $4,576 and $4,731, respectively. The amounts also include $9,200 for each Named Executive Officer representing the Company’s matching contribution to the Lorillard Tobacco Company Employees Savings Plan. In addition, Mr. Taylor received a payment of $90,641 under the Company’s relocation program, $23,975 of which was a tax gross up pursuant to the provisions of the relocation program.

(7)	Mr. Taylor joined the Company as Executive Vice President, Finance and Planning on January 7, 2008. He was promoted to Chief Financial Officer on May 5, 2008.

(8)	During 2008, Mr. Staab served as the Chief Financial Officer of the Company during 2008 through May 5, 2008

Grants of Plan-Based Awards for 2008

The following table sets forth the grants of plan-based awards for 2008, including non-equity incentive plan awards under the 2008 AIP for the Post-Separation Period. Equity awards made prior to the Separation were pursuant to the CG Plan and after the Separation were pursuant to the 2008 Plan. At the time of the Separation, all outstanding awards under the CG Plan were converted upon their existing terms to the 2008 Plan.

						All Other
						Option/SAR	Exercise of		Grant Date
						Awards;	Base		Fair Value of
						Number of	Price		Stock and
			Estimated			Securities	of Stock	Closing	Stock
			Future Payouts under Non-Equity			Underlying	Options/	Market	Option/
	Grant	Approval	Incentive Plan Awards(2)			Stock Option/	SAR	Price on	SAR
Name	Date(1)	Date	Threshold	Target	Maximum	SARs(3)	Awards(4)	Grant Date	Awards(5)

Martin L. Orlowsky	7/8/2008	7/8/2008	—	$750,000	—	—	—	—	—
	1/8/2008	1/8/2008	—	—	—	10,000	$84.30	$85.97	$194,533
	3/31/2008	1/8/2008	—	—	—	10,000	73.75	72.55	162,202
	7/30/2008	7/8/2008	—	—	—	10,000	68.72	68.72	152,350
	9/30/2008	7/8/2008	—	—	—	10,000	71.15	71.15	178,347

David H. Taylor	7/8/2008	7/8/2008	—	200,000	—	—	—	—	—
	1/8/2008	1/8/2008	—	—	—	4,500	84.30	85.97	87,540
	3/31/2008	1/8/2008	—	—	—	4,500	73.75	72.55	72,991
	7/30/2008	7/8/2008	—	—	—	4,500	68.72	68.72	68,557
	9/30/2008	7/8/2008	—	—	—	4,500	71.15	71.15	80,256

Randy B. Spell	7/8/2008	7/8/2008	—	147,355	—	—	—	—	—
	1/8/2008	1/8/2008	—	—	—	3,250	84.30	85.97	63,223
	3/31/2008	1/8/2008	—	—	—	3,250	73.75	72.55	52,716
	7/30/2008	7/8/2008	—	—	—	3,250	68.72	68.72	49,514
	9/30/2008	7/8/2008	—	—	—	3,250	71.15	71.15	57,963

Ronald S. Milstein	7/8/2008	7/8/2008	—	158,165	—	—	—	—	—
	1/8/2008	1/8/2008	—	—	—	3,250	84.30	85.97	63,223
	3/31/2008	1/8/2008	—	—	—	3,250	73.75	72.55	52,716
	7/30/2008	7/8/2008	—	—	—	3,250	68.72	68.72	49,514
	9/30/2008	7/8/2008	—	—	—	3,250	71.15	71.15	57,963

Charles E. Hennighausen	7/8/2008	7/8/2008	—	152,175	—	—	—	—	—
	1/8/2008	1/8/2008		—	—	3,250	84.30	85.97	63,223
	3/31/2008	1/8/2008	—	—	—	3,250	73.75	72.55	52,716
	7/30/2008	7/8/2008	—	—	—	3,250	68.72	68.72	49,514
	9/30/2008	7/8/2008	—	—	—	3,250	71.15	71.15	57,963

Thomas R. Staab	7/8/2008	7/8/2008	—	153,367	—	—	—	—	—
	1/8/2008	1/8/2008		—	—	3,250	84.30	85.97	63,223
	3/31/2008	1/8/2008	—	—	—	3,250	73.75	72.55	52,716
	7/30/2008	7/8/2008	—	—	—	3,250	68.72	68.72	49,514
	9/30/2008	7/8/2008	—	—	—	3,250	71.15	71.15	57,963

(1)	The SARs were granted on January 8, 2008 and March 31, 2008 were awarded by the compensation committee of Loews’ board of directors on January 8, 2008. The SARs granted on July 30, 2008 and September 30, 2008 were awarded by our Compensation Committee on July 8, 2008.

(2)	These amounts represent the target payout amounts under the Post-Separation AIP under the terms approved by the Compensation Committee on July 8, 2008. The target payout amounts for the Post-Separation Period were set at one-half of the annual payout target for each Named Executive Officer, which were equal to $1,500,000 for Mr. Orlowsky pursuant to his employment agreement and 50% of base salary for the other Named Executive Officers. The payout of the Post-Separation AIP was based on achievement of our net income target and certain individual performance targets for each Named Executive Officer. The maximum payout under the Post-Separation AIP for 2008 for each Named Executive Officer is the lesser of (i) 0.75% of our net income for the Post-Separation Period and (ii) $10,000,000 pursuant to the limits set forth in the 2008 Plan. In March 2009, the

Compensation Committee reviewed the achievement of the Company’s performance targets as well as the individual performance of each Named Executive Officer for purposes of exercising its negative discretion and determined that the Company’s performance targets were exceeded and that payouts be made above target levels under the Post-Separation AIP. See “2008 AIP” above for more information.

(3)	These amounts represent awards of SARs granted under the CG Plan for dates prior to the Separation and the 2008 Plan for dates after the Separation. In accordance with its practice, on January 8, 2008 Loews’ compensation committee awarded SARs to each Named Executive Officer which were granted in four equal installments during 2008.

(4)	The exercise price per share was calculated in accordance with the incentive plan in effect on that grant date. For grants made before the Separation, the CG Plan set the exercise price by averaging the high and low sales prices of Carolina Group stock as traded on the NYSE on the business day immediately preceding the grant date. For grants made after the Separation, the 2008 Plan set the exercise price at the closing price on the grant date.

(5)	The grant date value is calculated in accordance with the provision of FAS 123R using the Black-Scholes option valuation methodology. See Note 10 to our Consolidated Financial Statements in the 2008 Annual Report for more information regarding the assumptions used in the calculation of these amounts.

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table sets forth outstanding stock options and SARs granted to each Named Executive Officer under the 2008 Plan. The securities reported were outstanding as of December 31, 2008. All awards with expiration dates prior to 2016 represent stock options, and awards with expiration dates during or after 2016 represent SARs. Each stock option and SAR award granted to the Named Executive Officers and reported below vests and becomes exercisable in four equal annual installments beginning on the first anniversary of the grant date of the first stock option or SAR award of the year in which the grant was made. Each stock option and SAR award expires no later than the tenth anniversary of the date of grant. See “Stock-Based Awards” above for more information.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Stock	Stock	Stock	Stock
		Option/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Expiration Date

Martin L. Orlowsky	3/31/2004	2,188	—	$26.79	3/31/2014
	1/20/2005	2,500	2,500	$32.09	1/20/2015
	3/31/2005	2,500	2,500	$32.63	3/31/2015
	6/30/2005	2,500	2,500	$32.86	6/30/2015
	9/30/2005	2,500	2,500	$39.25	9/30/2015
	1/31/2006	2,500	5,000	$46.25	1/31/2016
	3/31/2006	2,500	5,000	$47.86	3/31/2016
	6/30/2006	2,500	5,000	$51.64	6/30/2016
	9/30/2006	2,500	5,000	$55.35	9/30/2016
	1/9/2007	2,500	7,500	$64.86	1/9/2017
	3/30/2007	2,500	7,500	$75.20	3/30/2017
	6/29/2007	2,500	7,500	$77.79	6/29/2017
	9/28/2007	2,500	7,500	$80.78	9/28/2017
	1/8/2008	—	10,000	$84.30	1/8/2018
	3/31/2008	—	10,000	$73.75	3/31/2018
	7/30/2008	—	10,000	$68.72	7/30/2018
	9/30/2008	—	10,000	$71.15	9/30/2018

David H. Taylor	1/8/2008	—	4,500	$84.30	1/8/2018
	3/31/2008	—	4,500	$73.75	3/31/2018
	7/30/2008	—	4,500	$68.72	7/30/2018
	9/30/2008	—	4,500	$71.15	9/30/2018

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Stock	Stock	Stock	Stock
		Option/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Expiration Date

Randy B. Spell	1/16/2004	813	—	$25.49	1/16/2014
	3/31/2004	813	—	$26.79	3/31/2014
	6/30/2004	813	—	$24.53	6/30/2014
	9/30/2004	813	—	$23.90	9/30/2014
	1/20/2005	812	813	$32.09	1/20/2015
	3/31/2005	812	813	$32.63	3/31/2015
	6/30/2005	812	813	$32.86	6/30/2015
	9/30/2005	812	813	$39.25	9/30/2015
	1/31/2006	1,625	1,625	$46.25	1/31/2016
	3/31/2006	1,625	1,625	$47.86	3/31/2016
	6/30/2006	1,625	1,625	$51.64	6/30/2016
	9/30/2006	1,625	1,625	$55.35	9/30/2016
	1/9/2007	812	2,438	$64.86	1/9/2017
	3/30/2007	812	2,438	$75.20	3/30/2017
	6/29/2007	812	2,438	$77.79	6/29/2017
	9/28/2007	812	2,438	$80.78	9/28/2017
	1/8/2008	—	3,250	$84.30	1/8/2018
	3/31/2008	—	3,250	$73.75	3/31/2018
	7/30/2008	—	3,250	$68.72	7/30/2018
	9/30/2008	—	3,250	$71.15	9/30/2018

Ronald S. Milstein	1/16/2004	312	—	$25.49	1/16/2014
	3/31/2004	312	—	$26.79	3/31/2014
	6/30/2004	312	—	$24.53	6/30/2014
	9/30/2004	312	—	$23.90	9/30/2014
	1/20/2005	312	625	$32.09	1/20/2015
	3/31/2005	312	625	$32.63	3/31/2015
	6/30/2005	313	625	$32.86	6/30/2015
	9/30/2005	313	625	$39.25	9/30/2015
	1/31/2006	407	1,625	$46.25	1/31/2016
	3/31/2006	407	1,625	$47.86	3/31/2016
	6/30/2006	407	1,625	$51.64	6/30/2016
	9/30/2006	407	1,625	$55.35	9/30/2016
	1/9/2007	406	2,438	$64.86	1/9/2017
	3/30/2007	406	2,438	$75.20	3/30/2017
	6/29/2007	406	2,438	$77.79	6/29/2017
	9/28/2007	406	2,438	$80.78	9/28/2017
	1/8/2008	—	3,250	$84.30	1/8/2018
	3/31/2008	—	3,250	$73.75	3/31/2018
	7/30/2008	—	3,250	$68.72	7/30/2018
	9/30/2008	—	3,250	$71.15	9/30/2018

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Stock	Stock	Stock	Stock
		Option/SARs	Options/SARs	Option/SAR	Option/SAR
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Expiration Date

Charles E. Hennighausen	1/20/2005	—	813	$32.09	1/20/2015
	3/31/2005	—	813	$32.63	3/31/2015
	6/30/2005	—	813	$32.86	6/30/2015
	9/30/2005	—	813	$39.25	9/30/2015
	1/31/2006	—	1,625	$46.25	1/31/2016
	3/31/2006	—	1,625	$47.86	3/31/2016
	6/30/2006	1,625	1,625	$51.64	6/30/2016
	9/30/2006	1,625	1,625	$55.35	9/30/2016
	1/9/2007	812	2,438	$64.86	1/9/2017
	3/30/2007	812	2,438	$75.20	3/30/2017
	6/29/2007	812	2,438	$77.79	6/29/2017
	9/28/2007	812	2,438	$80.78	9/28/2017
	1/8/2008	—	3,250	$84.30	1/8/2018
	3/31/2008	—	3,250	$73.75	3/31/2018
	7/30/2008	—	3,250	$68.72	7/30/2018
	9/30/2008	—	3,250	$71.15	9/30/2018

Thomas R. Staab	1/31/2002	3,250	—	$28.00	1/31/2012
	1/21/2003	6,500	—	$22.74	1/21/2013
	1/16/2004	2,438	—	$25.49	1/16/2014
	3/31/2004	2,438	—	$26.79	3/31/2014
	6/30/2004	2,438	—	$24.53	6/30/2014
	9/30/2004	3,250	—	$23.90	9/30/2014
	1/20/2005	2,437	813	$32.09	1/20/2015
	3/31/2005	2,437	813	$32.63	3/31/2015
	6/30/2005	2,437	813	$32.86	6/30/2015
	9/30/2005	2,437	813	$39.25	9/30/2015
	1/31/2006	1,625	1,625	$46.25	1/31/2016
	3/31/2006	1,625	1,625	$47.86	3/31/2016
	6/30/2006	1,625	1,625	$51.64	6/30/2016
	9/30/2006	1,625	1,625	$55.35	9/30/2016
	1/9/2007	812	2,438	$64.86	1/9/2017
	3/30/2007	812	2,438	$75.20	3/30/2017
	6/29/2007	812	2,438	$77.79	6/29/2017
	9/28/2007	812	2,438	$80.78	9/28/2017
	1/8/2008	—	3,250	$84.30	1/8/2018
	3/31/2008	—	3,250	$73.75	3/31/2018
	7/30/2008	—	3,250	$68.72	7/30/2018
	9/30/2008	—	3,250	$71.15	9/30/2018

Option Exercises and Stock Vested for 2008

The following table sets forth information regarding the options exercised for each Named Executive Officer, including the number and realized value of shares acquired in aggregate upon exercise of stock options and SARs during 2008 based on the closing price of shares on the exercise date.

Option Awards(1)
	Number of	Value
	Shares Acquired	Realized
Name	on Exercise	on Exercise

Martin L. Orlowsky	6,564	$344,151
David H. Taylor	—	—
Randy B. Spell	—	—
Ronald S. Milstein	—	—
Charles E. Hennighausen	7,693	384,054
Thomas R. Staab	—	—

(1)	The stock option exercises reported in this table occurred prior to the Separation and were for Carolina Group Stock. For purposes of this table, the value realized on exercise reflects the difference between the market price of Carolina Group Stock at the time of exercise and the exercise price of the stock options.

Pension Benefits for 2008

The following table sets forth information relating to the retirement benefits for the Named Executive Officers as of December 31, 2008 under the Pension Plan and the BEP, including the supplemental retirement benefit for Mr. Orlowsky provided by his employment agreement. No payments were made from these benefit plans or arrangements to the Named Executive Officers during 2008.

			Present Value of
		Number of Years	Accumulated Plan
Name	Plan Name	Credited Service	Benefit(4)

Martin L. Orlowsky	Pension Plan(1)	18.2	$379,973
	BEP(2)	18.2	4,124,908
	Supplemental Retirement Benefit(3)	11.8	2,982,381

	Total		7,487,262
David H. Taylor	Pension Plan(1)	1.0	—
	BEP(2)	1.0	—

	Total		—
Randy B. Spell	Pension Plan(1)	31.9	1,056,023
	BEP(2)	31.9	1,721,886

	Total		2,777,909
Ronald S. Milstein	Pension Plan(1)	12.5	237,782
	BEP(2)	12.5	372,460

	Total		610,242
Charles E. Hennighausen	Pension Plan(1)	6.2	129,125
	BEP(2)	6.2	202,780

	Total		331,905
Thomas R. Staab	Pension Plan(1)	10.3	259,487
	BEP(2)	10.3	400,330

	Total		659,817

(1)	These amounts represent the calculated pension value provided by the qualified retirement plan as of December 31, 2008. The calculation is based on the average of five highest annual years of base salary (subject to IRS limits) over the last ten years of service multiplied by the number of years of credited service multiplied by 1.2% (1.6% for credited service prior to January 1, 1982).

(2)	These amounts represent the calculated non-qualified retirement benefit value provided by the BEP. The benefit calculation for the BEP is the same as the Pension Plan calculation using the salary amounts in excess of the specific IRS limits for each of the years of the executive’s credited service.

(3)	This amount represents a supplemental retirement benefit for Mr. Orlowsky provided pursuant to his employment agreement, as of December 31, 2008, payable in a lump sum in accordance with the terms of the BEP based on additional credited service of 11.8 years to provide for 30 years of total credited service.

(4)	The valuations included in this column have been calculated as of December 31, 2008 assuming the earliest retirement date on which each Named Executive Officer will receive unreduced retirement benefits under the Pension Plan and BEP (and in the case of Mr. Orlowsky, the supplemental retirement benefit pursuant to his employment agreement); a discount rate of 6.25%; 4.75% interest rate for lump sum calculations; and no pre-retirement death, disability or termination.

For purposes of these calculations, the present values of the accumulated plan benefits are determined as of the earliest date on which the Named Executive Officers would receive unreduced retirement benefits under the respective plans. Pursuant to the terms of the Pension Plan and BEP as of December 31, 2008, Messrs. Orlowsky and Staab were eligible for normal retirement benefits; Mr. Spell was eligible for unreduced early retirement benefits; and Messrs. Taylor, Milstein and Hennighausen were not eligible for retirement benefits.

Benefits under the Pension Plan and BEP vest when a participant has five years of credited service. Participants in the Pension Plan and the BEP are eligible for normal retirement at age 65 with 5 or more years of credited service, unreduced early retirement benefits at age 55 with 30 or more years of credited service and at age 60 with ten or more years of credited service, and reduced early retirement benefits at age 55 with 5 or more years of service. Reduced early retirement benefits are determined by reducing the normal retirement benefit by approximately 5% for each year prior to age 65. Upon retirement, participants in the Pension Plan may elect a single life annuity, a joint and survivor annuity, and a 10-year certain annuity and participants in the BEP receive a lump sum payment. See “Retirement Benefits” above for additional information regarding our retirement plans.

Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer who was employed by us on December 31, 2008, pursuant to the terms of any contract, agreement, plan or arrangement that provides for such payments and benefits following, or in connection with, a termination of the Named Executive Officer’s employment, including by involuntary termination not for cause, involuntary termination for cause, retirement, death or disability, or in connection with a Change in Control (as defined in the applicable severance plan or agreement) with or without a termination of the Named Executive Officer. For purposes of calculating the amounts in the table, we have assumed that the Change in Control event and/or termination took place in that sequence on December 31, 2008 (the last business day of our most recently completed fiscal year) using the closing price of our Common Stock on such date ($56.35 per share) for purposes of calculating the value of any stock awards in accordance with the rules and regulations under the Exchange Act. The “Involuntary Termination not for Cause” column includes termination by the Named Executive Officer not for Cause and for Good Reason, as such terms are defined under the applicable severance plan or agreement. The “Change in Control with Termination” column provides for payments as a result of a qualified termination pursuant to the Severance Agreements. The amounts shown in the table include estimates of what would have been paid to the Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the Named Executive Officers can only be determined at the time of such event. See the discussion that follows the table for additional information regarding the estimated payments and benefits.

				Change in	Change in
		Involuntary	Involuntary	Control	Control
Name and	Voluntary	Termination	Termination	without	with
Description of Potential Payments	Termination	not for Cause	for Cause	Termination	Termination	Death	Disability	Retirement

Martin L. Orlowsky
Severance	$—	$8,150,000	$—	$—	$11,100,000	$1,100,000	$—	$—
Accelerated Stock Vesting and AIP Payout	—	—	—	1,092,925	1,092,925	750,000	750,000	750,000
Enhanced Retirement Benefit	—	—	—	—	774,734	—	—	—
Healthcare Benefits	—	46,498	—	—	69,747	—	—	—
Outplacement Services	—	—	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	5,378,496	—	—	—

Total	$—	$8,196,498	$—	$1,092,925	$18,440,902	$1,850,000	$750,000	$750,000

David H. Taylor
Severance	$—	$1,800,000	$—	$—	$3,272,260	$—	$—	$—
Accelerated Stock Vesting and AIP Payout	—	—	—	200,000	200,000	200,000	200,000	—
Enhanced Retirement Benefit	—	—	—	—	29,400	—	—	—
Healthcare Benefits	—	70,555	—	—	70,555	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	—	—	—	—

Total	$—	$1,895,555	$—	$200,000	$3,597,215	$200,000	$200,000	$—

Randy B. Spell
Severance	$—	$1,407,355	$—	$—	$2,725,385	$—	$—	$—
Accelerated Stock Vesting and AIP Payout	—	—	—	258,850	258,850	147,355	147,355	73,678
Enhanced Retirement Benefit	—	—	—	—	97,104	—	—	—
Healthcare Benefits	—	70,555	—	—	70,555	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	—	—	—	—

Total	$—	$1,502,910	$—	$258,850	$3,176,894	$147,355	$147,355	$73,678

Ronald S. Milstein
Severance	$—	$1,423,483	$—	$—	$2,846,967	$—	$—	$—
Accelerated Stock Vesting and AIP Payout	—	—	—	253,009	253,009	158,165	158,165	—
Enhanced Retirement Benefit	—	—	—	—	338,535	—	—	—
Healthcare Benefits	—	69,747	—	—	69,747	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	1,537,620	—	—	—

Total	$—	$1,518,230	$—	$253,009	$5,070,878	$158,165	$158,165	$—

Charles E. Hennighausen
Severance	$—	$1,369,579	$—	$—	$2,739,156	$—	$—	$—
Accelerated Stock Vesting and AIP Payout	—	—	—	263,670	263,670	152,175	152,175	—
Enhanced Retirement Benefit	—	—	—	—	137,447	—	—	—
Healthcare Benefits	—	70,555	—	—	70,555	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	1,302,957	—	—	—

Total	$—	$1,465,134	$—	$263,670	$4,538,785	$152,175	$152,175	$—

Thomas R. Staab
Severance	$—	$1,380,305	$—	$—	$2,760,609	$—	$—	$—
Accelerated Stock Vesting and AIP Payout	—	—	—	264,862	264,862	153,367	153,367	153,367
Enhanced Retirement Benefit	—	—	—	—	110,949	—	—	—
Healthcare Benefits	—	69,747	—	—	69,747	—	—	—
Outplacement Services	—	25,000	—	—	25,000	—	—	—
280G Tax Gross Up	—	—	—	—	1,318,676	—	—	—

Total	$—	$1,475,052	$—	$264,862	$4,549,843	$153,367	$153,367	$153,367

Severance.  The Named Executive Officers are eligible for post-termination severance payments pursuant to (i) the Severance Plan for a termination not for Cause or a termination for Good Reason, as defined in the Severance Plan, and not in connection with a Change in Control event (Mr. Orlowsky is not a participant in the Severance Plan) and (ii) the Severance Agreements for a termination not for Cause or a termination for Good Reason, as defined in the Severance Agreements, and in connection with a Change in Control event. In the event of a Change in Control, the Severance Agreements provide for the payment of the Post-Separation AIP. However, since this amount would already have been accelerated as a result of the Change in Control event pursuant to the 2008 Plan, this amount is included under “Accelerated Stock Vesting and AIP Payout.” See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

In addition, Mr. Orlowsky’s employment agreement provides for (i) severance payments equal to his base salary and incentive payout target for the remainder of the term of the employment agreement (through December 31, 2010) in the event of a termination without cause and not in connection with a Change in Control event and (ii) six months of base salary paid to his widow in the event of a termination by death. See “Chief Executive Officer Compensation” above for more information.

Accelerated Stock Vesting and AIP Payout.  All of the stock awards made to our Named Executive Officers have been granted under the 2008 Plan and are subject to the vesting and other terms set forth in the award certificates and the 2008 Plan. Pursuant to the terms of the 2008 Plan, in the event of a Change in Control (as defined in Section 3.6 of the 2008 Plan, attached hereto as Appendix B), the Compensation Committee has the discretion to determine the treatment of all outstanding stock awards, unless the award certificate provides otherwise. If the Committee does not exercise its discretion, any stock option award or SAR award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for restricted stock and other stock awards lapse and such awards are deemed fully vested. In addition, any performance conditions imposed with respect to such awards are deemed to be fully achieved. For purposes of calculating the amounts in the table, we have assumed that the any outstanding unvested stock option award and SAR award would vest as of December 31, 2008 and calculated the value of such award using the closing price of our Common Stock ($56.35) on such date.

The 2008 AIP for our Named Executive Officers in effect as of December 31, 2008 was the Post-Separation AIP, which was established in accordance with the terms of the 2008 Plan. As discussed above with regard to stock awards, in the event of the Change in Control, the performance conditions imposed with respect to such awards are deemed to be fully achieved and the target payout amount is payable to the Named Executive Officers. In the event of the death, disability or retirement after age 62 of a Named Executive Officer, the performance conditions under the Post-Separation AIP are deemed to be fully achieved and the target payout amount, pro rated according to the time the Named Executive Officer participated in the Post-Separation Period, is payable to the Named Executive Officer or his or her estate. In the event of the retirement prior to age 62 of a Named Executive Officer, the performance conditions under the Post-Separation AIP are deemed to be fully achieved and 50% of the target payout amount, pro rated according to the time the Named Executive Officer participated in the Post-Separation Period, is payable to the Named Executive Officer. The amounts for the Post-Separation AIP included in the table reflect the target incentive payout level which would have been the value used in the event of a termination as of December 31, 2008. See “2008 AIP” above for information regarding the Post-Separation AIP.

Enhanced Retirement Benefit.  We have included any enhanced retirement benefits provided for under the Severance Agreements in this column. These amounts include three years of additional age and credited service under the Pension Plan and BEP as well as three years of additional matching contributions by the Company under the Lorillard Tobacco Company Employees Savings Plan, a defined contribution plan (the “401(k) Plan”). The total amount of the Company’s matching contributions under the 401(k) Plan were calculated using the 2009 compensation limit since limits for 2010 and 2011 are not available. We have not included amounts which the Named Executive Officers would be eligible to receive now or in the future pursuant to the Pension Plan and BEP (and in the case of Mr. Orlowsky, the Supplement Retirement Benefit provided pursuant to his employment agreement) in this table as these amounts are set forth in the “Pension Benefits for 2008” table above. Messrs. Orlowsky, Spell and Staab were each eligible for unreduced retirement under the Pension Plan and BEP as of December 31, 2008.

Messrs. Taylor, Milstein and Hennighausen were not eligible for retirement under the Pension Plan and BEP as of December 31, 2008. See “Retirement Benefits” for above for more information.

Healthcare Benefits.  Pursuant to the terms of the Severance Plan and Severance Agreement, the Named Executive Officers are entitled to healthcare benefits for a period of three years following the specified event of termination not for Cause of following a Change in Control. The amounts shown in the table for three years of healthcare benefits also include a tax gross up amount of $24,411 for Messrs. Orlowsky, Milstein and Staab and $24,694 for Messrs. Taylor, Spell and Hennighausen. In the case of Mr. Orlowsky, the terms of his employment agreement provide for continuation of this benefit for two years through December 31, 2010 in the event of a termination not for cause and not in connection with a Change in Control event, which includes a tax gross up amount of $16,274. See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

Outplacement Services.  Pursuant to the terms of the Severance Agreements, the Named Executive Officers are entitled to $25,000 in outplacement services following a termination not for Cause in connection with a Change in Control event. Pursuant to the terms of the Severance Plan, in the event of a termination not for Cause and not in connection with a Change in Control, the Named Executive Officers are entitled to outplacement services for 24 months, which for purposes of this table, we have determined to be valued at $25,000 consistent with the benefit paid under the Severance Agreements. See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

280G Tax Gross Up.  Pursuant to the terms of the Severance Agreements, the Named Executive Officers are entitled to a gross-up payment equal to the amount necessary to reimburse the executive for the effect of any federal excise tax levied on “excess parachute payments,” except that the gross up payment will not be paid, and the severance payments otherwise payable to the executive will be reduced, unless payment of the gross up payment would increase the after-tax benefit to the executive by more than 10% (as was the case for Messrs. Taylor and Spell in the table above). See “Change in Control and Other Severance Arrangements” above for more information regarding the payments and benefits payable under the Severance Plan and Severance Agreements.

EQUITY COMPENSATION PLAN INFORMATION

The table below reflects the number of securities issued and the number of securities remaining which were available for issuance under the 2008 Plan as of December 31, 2008.

Number of
Securities
Remaining Available
	Number of				for Future Issuance
	Securities to be				under Equity
	Issued upon		Weighted-Average		Compensation Plans
	Exercise of		Exercise Price of		(Excluding
	Outstanding		Outstanding		Securities
	Options, Warrants		Options, Warrants		Reflected in
	and Rights		and Rights		Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders(1)	819,007	(2)	$46.76	(3)	2,884,943
Equity compensation plans not approved by security holders	—		—		—

Total	819,007	(2)	$46.76	(3)	2,884,943

(1)	Our 2008 Plan was approved prior to the Separation on May 5, 2008 by Loews, our sole shareholder at that time.

(2)	Includes 226,760 stock option awards, 588,190 SAR awards and 4,057 shares of restricted stock, subject to certain vesting requirements which may or may not be met.

(3)	Because there is no exercise price associated with the restricted stock, the shares of restricted stock described in Note 2 above are not included in the weighted-average exercise price calculation.

PROPOSAL NO. 2 — APPROVAL OF THE LORILLARD, INC. 2008
INCENTIVE COMPENSATION PLAN

Purpose

The Lorillard, Inc. 2008 Incentive Compensation Plan (the “2008 Plan”) is being submitted to our shareholders in order that compensation paid pursuant to cash and equity-based awards granted under the 2008 Plan may qualify as performance-based compensation within the meaning of Section 162(m) of the Code as more fully described below. If the 2008 Plan is not approved by our shareholders, no further awards will be made under the 2008 Plan and the Company will develop other means of providing incentive compensation in a manner that maintains our ability to attract and retain talented directors, executive officers and other employees.

The 2008 Plan was adopted by our Board of Directors on May 5, 2008, and was approved by Loews, our sole shareholder at that time. An aggregate of 3,000,000 shares of our Common Stock were reserved for issuance under the 2008 Plan. As of March 30, 2009, 407,126 shares of our Common Stock were subject to grants since the Separation under the 2008 Plan.

As of March 30, 2009, 2,592,874 shares of our Common Stock remain available for future awards under the 2008 Plan. We anticipate that these shares, together with any shares subject to currently outstanding awards that are subsequently forfeited or otherwise cancelled, may be awarded to participants under the 2008 Plan in the future. In order to qualify the compensation paid pursuant to the grant, exercise or other payment or settlement of these awards as performance-based compensation under Section 162(m), we are seeking shareholder approval of the 2008 Plan.

The following is a summary of the material terms of the 2008 Plan. The text of the 2008 Plan is set forth in Appendix B to this Proxy Statement and the description of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan. In the event of any conflict between this summary and the terms of the 2008 Plan, the terms of the 2008 Plan shall control.

Description of the Lorillard, Inc. 2008 Incentive Compensation Plan

The purpose of the 2008 Plan is to attract, retain and motivate participants, by means of appropriate incentives, to achieve the Company’s goals and to reward participants for the achievement of those goals. The 2008 Plan provides for the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options), restricted stock, restricted stock units, stock bonus awards, stock appreciation rights (“SARs”), performance awards, other stock-based awards, and cash-based awards to our employees, directors and consultants who are selected by the Compensation Committee.

Administration.  The 2008 Plan is administered by the Compensation Committee, which has the authority, in its sole discretion, to administer the 2008 Plan and to grant awards, to determine who will be granted awards, the type and number of awards to be granted and all of the terms and conditions, restrictions and performance criteria, if any, relating to any awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited, exchanged or surrendered, to interpret the 2008 Plan and any awards granted under the 2008 Plan and to make all other determinations necessary or advisable for the administration of the 2008 Plan. Where the vesting or payment of an award under the 2008 Plan is subject to the attainment of performance goals, the Compensation Committee will be responsible for certifying that the performance goals have been attained. The Compensation Committee does not have the authority under the 2008 Plan, except in the event of a corporate transaction, to amend an existing award to reduce the exercise price of outstanding stock options or SARs or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the original award without shareholder approval. All decisions and interpretations of the Compensation Committee or the Board of Directors shall be final and binding on all persons with an interest in any award granted pursuant to the 2008 Plan.

Limitations on Awards.  A maximum of 3,000,000 shares may be issued under the 2008 Plan (subject to adjustment). In no event may the total number of shares of our Common Stock, subject to awards, to be awarded to any one participant during any tax year, exceed 500,000 shares (subject to adjustment). No more than 1,000,000 shares (subject to adjustment) may be issued as incentive stock options under the 2008 Plan. The annual maximum value of the aggregate payment that any participant may receive with respect to any other cash-based award that is an annual incentive award is $10,000,000. Shares issued under the 2008 Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the 2008 Plan are forfeited, cancelled, or surrendered or if an award terminates or expires without a distribution of shares, the shares with respect to such award, shall, to the extent of any such forfeiture, cancellation, surrender, withholding, termination or expiration again be available for awards pursuant to the 2008 Plan.

Adjustments.  In the event of certain corporate transactions involving our Common Stock, such as a stock dividend, stock split, reorganization, merger, consolidation, repurchase or share exchange, the Compensation Committee shall make an equitable adjustment to preserve the benefits or potential benefits of the 2008 Plan and outstanding awards. Action by the Compensation Committee shall include, as applicable (i) adjustment of the number and kind of shares which may be delivered under the 2008 Plan, (ii) adjustment of the number and kind of shares subject to the 2008 Plan’s limitations described above, (iii) adjustment of the number and kind of shares or property that may be subject to outstanding awards, (iv) adjustment to the exercise price, grant price or purchase price of any outstanding award, (v) settlement in cash or stock of an outstanding award, and (vi) any other adjustments that the Compensation Committee determines is equitable.

Types of Awards.  The Compensation Committee determines all of the terms and conditions of awards under the 2008 Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals.

Stock Options and Stock Appreciation Rights.  The terms and conditions of stock options and SARs granted under the 2008 Plan are determined by the Compensation Committee and set forth in an award certificate. Stock options granted under the 2008 Plan may be “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options. SARs confer on the participant the right to receive an amount in cash or shares equal to the excess of the fair market value of a share on the date of exercise over the exercise price of the SAR, and may be granted alone or in tandem with a stock option. The exercise price of a stock option or SAR granted under the 2008 Plan may not be less than the fair market value of our Common Stock on the date of grant. The period to exercise a stock option or SAR may not exceed ten years. The vesting of a stock option or SAR is subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals.

Restricted Stock and Restricted Stock Units.  The terms and conditions of awards of restricted stock and restricted stock units granted under the 2008 Plan are determined by the Compensation Committee and set forth in an award certificate. A restricted stock unit confers on the participant the right to receive shares in the future. These awards are subject to restrictions on transferability which lapse under those circumstances that the Compensation Committee determines, which may include the completion of a specified period of service or attainment of performance goals. The Compensation Committee may determine that the holder of restricted stock may vote and/or receive dividends on the shares underlying the award.

Other Stock- or Cash-Based Awards.  The 2008 Plan also provides that the Compensation Committee is authorized to grant awards to participants in the form of other stock-based awards or other cash-based awards consisting of stock purchase rights, awards of shares, or awards valued in whole or in part by reference to or otherwise based upon shares which are as determined by the Compensation Committee, consistent with the purposes of the 2008 Plan.

Performance Based Awards.  The Compensation Committee is authorized to grant stock- and or cash-based performance awards either alone or in tandem with other awards under the 2008 Plan to acquire shares or receive cash payments, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. Such awards are intended to qualify as performance-based compensation under Section 162(m). Payments of performance-based awards (whether in cash or shares), will be made solely upon attainment of one or more of the following performance goals: revenue, economic value added (“EVA”), net income, operating income, unit volume, return on shareholders’ equity, return on sales, stock price, earnings per share, growth in earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), cash flow, sales growth, margin improvement, income before taxes (“IBT”), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel performance goals, business development goals

(including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, expense targets and/or productivity targets or ratios.

The performance goals may be applied to us or one or more of our subsidiaries or divisions or strategic business units. The Compensation Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, including acquisitions and dispositions of stock or assets, in response to changes in laws or regulations or to account for extraordinary or unusual events. The Compensation Committee is authorized to establish other rules applicable to performance based awards to the extent not inconsistent with Section 162(m). No payment of performance-based awards may be made under the 2008 Plan prior to certification by the Compensation Committee that the applicable performance goals have been attained.

Payment of Award Price.  Unless the Compensation Committee provides in the award certificate or otherwise, written notice of exercise of a stock option or SAR must be accompanied by payment of the full exercise price. The 2008 Plan provides that payment of the stock option or SAR exercise price and of any other payment required by the award certificate may, unless otherwise determined by the Compensation Committee, be made in any combination of the following: (a) by certified or official bank check or, with the consent of the Compensation Committee, by personal check, (b) by delivery of previously-acquired shares, or (c) on a net-settlement basis with Lorillard withholding an amount of shares sufficient to cover the exercise price and tax withholding obligation.

Termination of an Award.  With respect to vested awards, unless otherwise provided by the Compensation Committee in the award certificate or otherwise, the 2008 Plan provides that the term of each award shall end on the earliest of (i) the date on which such stock option or SAR has been exercised in full, all restrictions on such restricted stock award have lapsed in full, shares in respect of such restricted stock unit have been delivered, or such performance share, annual incentive award, stock bonus award or other stock-based or cash-based award have been paid or settled, (ii) except as described in (iii), (iv) or (v) below, the participant’s termination date, (iii) with respect to a stock option or SAR that has vested, the one-year anniversary of the date on which the participant dies or becomes disabled, (iv) with respect to a stock option or SAR that has vested, the three-year anniversary of the date on which the participant retires, (v) with respect to a stock option or SAR that has vested, the end of the 90-day period following a participant’s termination of employment (other than a termination listed in subsection (iii) or (iv) above), or (vi) with respect to a stock option or SAR, the tenth anniversary of the date of grant.

With respect to unvested awards, unless the Compensation Committee otherwise specifies, all awards that are unvested, unexercisable, restricted or subject to a performance condition, shall be immediately forfeited upon a participant’s termination of employment. The Compensation Committee may in its discretion, however, accelerate the vesting, extend the exercise period and remove any restriction or performance condition (but not in a manner inconsistent with Section 162(m)), with respect to any outstanding award (but with respect to a stock option or SAR, not beyond the tenth anniversary of the date of grant).

Effect of a Change in Control.  The 2008 Plan provides that, unless otherwise determined by the Compensation Committee, in the event of a change in control (as defined in the 2008 Plan), all awards granted under the 2008 Plan will become fully vested and/or exercisable, and any performance conditions will be deemed to be fully achieved at the target level. Upon such a change in control, the Compensation Committee may provide for cancellation of all outstanding stock options and SARs, and in exchange for such cancelled stock option or SAR, payment either in (i) cash, (ii) shares of a successor entity, or (iii) a combination of cash or shares, at the discretion of and in a per share amount with respect to such stock option or SAR as determined by the Compensation Committee, equal to the excess, if any, of the fair market value of a share as of the date of the change in control over the per share exercise price of such stock option or SAR.

Amendment or Termination.  The Board of Directors or the Compensation Committee, may, at any time, suspend or terminate the 2008 Plan or revise or amend it in any respect, provided, however, that shareholder approval shall be required if and to the extent the Board of Directors or the Compensation Committee determines that such approval is necessary for purposes of satisfying the provisions of applicable law and the NYSE Listing Standards. Without the consent of an affected participant (or, if applicable, their representative or beneficiary), no amendment or termination of the 2008 Plan shall adversely affect a participant’s rights with respect to an outstanding award.

New Plan Benefits

The Compensation Committee determines, in its discretion, the cash- and equity-based awards that will be made under the 2008 Plan. At this time, the specific award recipients and amounts that will be awarded in the future are not determinable. However, certain cash- and equity-based awards have been made under the 2008 Plan through March 30, 2009. The following table sets forth information with respect to awards made under the 2008 Plan from the Separation through March 30, 2009, including (i) grants of SARs and/or restricted stock to directors, executive officers and other eligible employees, (ii) restricted stock granted to non-executive directors, and (iii) AIP compensation earned and payout targets established. The AIP compensation awarded under the 2008 Plan and earned by the Named Executive Officers in 2008 is also included in the Summary Compensation Table.

	Number of	Number of	AIP Awards
	Shares Subject to	Restricted Stock	or Payout Targets
	SARs Granted	Shares Granted	Established
	Prior to	Prior to	Prior to
	March 30,	March 30,	March 30,
Name and Position	2009(1)	2009(2)	2009(3)

Martin L. Orlowsky	87,960	26,641	$3,450,000
David H. Taylor	25,990	6,661	1,060,000
Randy B. Spell	19,243	4,996	756,000
Ronald S. Milstein	19,243	4,996	756,000
Charles E. Hennighausen	17,544	4,330	648,000
Thomas R. Staab	14,995	3,331	535,000
Executive Officers as a Group (6 individuals)	184,975	50,955	7,205,000
Non-Executive Directors as a Group (6 individuals)	—	14,047	—
Non-Executive Employees as a Group (37 individuals)(4)	128,657	28,492	3,255,109

(1)	The shares in this column represent SARs granted to the executive officers and certain other employees under the 2008 Plan prior to March 30, 2009. In addition to the third and fourth quarter SAR awards granted in 2008, this column includes the first quarter SAR awards granted in March 2009 to the Named Executive Officers and non-executive employees representing one-quarter of the total SAR awards for 2009. On March 12, 2009, Messrs. Orlowsky, Taylor, Spell, Milstein, Hennighausen and Staab were granted 67,960, 16,990, 12,743, 12,743, 11,044 and 8,495 SARs, respectively, and the non-executive employees were granted 72,657 SARs in the aggregate. See “Stock-Based Awards” above for more information.

(2)	The shares in the column represent restricted stock granted to non-executive directors, the Named Executive Officers and non-executive employees under the 2008 Plan prior to March 30, 2009.

(3)	For the Named Executive Officers, the performance targets for the Post-Separation AIP were established by the Compensation Committee in July 2008. In March 2009, the Compensation Committee determined that the performance targets for the Post-Separation AIP were exceeded and paid above the target payout amounts for the Named Executive Officers. In March 2009, the Compensation Committee established annual incentive payout targets for the 2009 AIP. See “Annual Incentive Awards” above for more information.

(4)	Of the 37 non-executive employees, 35 received SAR awards in 2008 and all participated in the Post-Separation AIP. Two employees were hired during 2008, but after the annual SAR awards for 2008. They received a pro rata bonus under the Post-Separation AIP and no SAR awards for 2008. All 37 non-executive employees are participants in the 2009 AIP and received SAR awards and restricted stock awards in 2009.

Federal Income Tax Information

The following is a general summary of the federal income tax consequences for participants and the Company of grants under the 2008 Plan as of the mailing of this Proxy Statement. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2008 Plan. Tax consequences may vary with the types of grants made, each participants individual circumstances and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2008 Plan.

Nonqualified Options.  The grant of a nonqualified option will not cause a participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon exercise of a nonqualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant. We generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code. If restrictions regarding forfeiture and transferability apply to the shares upon exercise, the time of recognition of ordinary income and the amount thereof, and the availability of a tax deduction to us generally will be determined when such restrictions cease to apply.

Incentive Stock Options.  Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option will be treated as a non-qualified stock option to the extent it (together with any other incentive stock options granted after 1986 under other plans of the company and its subsidiaries) first becomes exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares have been held. Where shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares have been held. A tax deduction will generally be allowable to us in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

SARs.  The grant of a SAR will not cause a participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of an SAR, a participant will recognize ordinary income in the amount of the cash or value of shares payable to the participant (before reduction for any withholding taxes). We will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Stock and Stock Unit Awards.  The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the type of award (e.g., whether the award is considered to be a transfer of property) and the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to a participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by a participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, a participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, a participant, by making an election under Section 83(b) of the Code, can accelerate federal ordinary income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the awards. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction. If the awards granted to a participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant generally will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us.

Withholding Obligations.  We have the right to require the recipient to pay us an amount necessary to satisfy its federal, state or local tax withholding obligations with respect to awards granted under the 2008 Plan. As permitted by applicable law, we may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations, and the Compensation Committee may permit a participant to satisfy the withholding obligation with respect to awards paid in our Common Stock by having shares withheld, at the time the awards become taxable, provided that the number of shares of Common Stock withheld does not exceed the participant’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Section 409A of the Code.  A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code.  Pursuant to Section 162(m) of the Code, the annual compensation paid to a participant, who on the last day of the taxable year was the Chief Executive Officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as performance-based under Section 162(m) of the Code. The 2008 Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code.

Vote Required

Approval of the 2008 Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Abstentions will count for the purpose of determining whether a quorum is present at the meeting, but will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 PLAN. UNLESS MARKED TO THE CONTRARY, SIGNED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE 2008 PLAN.

PROPOSAL NO. 3 — RATIFICATION OF THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Deloitte & Touche LLP has served as our independent registered public accounting firm since prior to the Separation. The submission of this matter for approval by shareholders is not legally required; however, the Board of Directors believes that such submission provides shareholders an opportunity to provide feedback on an important issue of corporate governance. If shareholders do not approve the selection of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2009 for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions regarding the Company.

Vote Required

Approval of the ratification of selection of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Abstentions will count for the purpose of determining whether a quorum is present at the meeting, but will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. UNLESS MARKED TO THE CONTRARY, SIGNED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE SELECTION THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Auditor”) and (iv) the performance of the Company’s internal audit function and Independent Auditor. The Audit Committee operates pursuant to a written charter. Management is responsible for the financial reporting process, including the preparation of the financial statements and system of internal control over financial reporting. The Company’s Independent Auditor is responsible for auditing the financial statements in accordance with generally accepted auditing standards, issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles, and performing an assessment of the Company’s internal control over financial reporting.

The Audit Committee has met and held discussions with management and the Independent Auditor regarding the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting and significant accounting policies applied by the Company in its financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited financial statements with management and the Independent Auditor. The Audit Committee met with the Independent Auditor, with and without management present, to discuss the results of its evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Audit Committee also discussed with the Independent Auditor those matters required by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended. In addition, the Audit Committee discussed with the Independent Auditor its independence from the Company and management, and the

Audit Committee has received and reviewed the written disclosures and letter from the Independent Auditor as required by the applicable standards and rules of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s 2008 Annual Report filed with the SEC.

Audit Committee
Richard W. Roedel (Chair)
Robert C. Almon
David E.R. Dangoor

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm (the “Independent Auditor”). The Audit Committee has adopted a pre-approval policy and implemented procedures which provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which our Audit Committee approves prior to the completion of the audit. The pre-approval policy also delegates pre-approval authority to the Chairman of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

For the years ended December 31, 2008 and 2007, professional services were performed for us by Deloitte & Touche LLP, our Independent Auditor. Audit and audit-related fees aggregated approximately $1,323,000 and $1,165,000 for the years ended December 31, 2008 and 2007, respectively. Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services incurred following the Separation were approved in accordance with the Audit Committee’s pre-approval policy.

	Year Ended
	December 31,
Fees by Type	2008	2007
	(In 000s)

Audit fees	1,211	1,087
Audit-related fees	112	78
Tax fees	520	—
All other fees	—	—

Total	1,843	1,165

Audit Fees.  The aggregate fees billed for professional services rendered by the Independent Auditor were approximately $1,211,000 and $1,087,000 for the years ended December 31, 2008 and 2007, respectively, and primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the reviews of the Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees.  Audit-related fees billed during the year ended December 31, 2008 and 2007 were approximately $112,000 and $78,000, respectively, and primarily related to consents and comfort letters, accounting consultations, due diligence related to mergers and acquisitions, and benefit plans audit in 2007 and audits of our employee benefit plans in 2008.

Tax Fees.  The aggregate fees billed for tax services during the year ended December 31, 2008 were approximately $520,000. These fees related to tax compliance, tax advice and tax planning in connection with the

Separation and for the year ended December 31, 2008. There were no amounts billed for tax services during the year ended December 31, 2007.

All Other Fees.  There were no fees billed for all other services during the years ended December 31, 2008 and 2007.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

We have a written policy regarding related person transactions which requires that any transaction, regardless of the size or amount involved, involving the Company or any of its subsidiaries in which a “related person” had or will have a direct or indirect material interest must be reviewed and approved or ratified by the Audit Committee. Directors and executive officers are required to submit all related party transactions to our General Counsel for review and reporting to the Audit Committee. A “related person” is any director, nominee for director, executive officer, holder of 5% or more of any class of our outstanding voting securities and any immediate family member of such person who shares the same household. In addition to our written policy, our legal staff is responsible for the development and implementation of other processes and controls, including regular director and officer questionnaires, to obtain information from the directors and executive officers with respect to related person transactions. Based on the facts and circumstances identified through the written policy and these information gathering processes, the Audit Committee determines whether the Company or a related person has a direct or indirect material interest in any transactions identified.

Certain Business Relationships

Pursuant to a Schedule 13G filing with the SEC, Goldman Sachs Asset Management held more than 5% of our Common Stock. We entered into investments in money market funds with Goldman Sachs during 2008. The interest rate and other terms for these transactions were substantially the same as those prevailing at the time for comparable transactions, and the interest paid to the Company in the amount of $165,985 represented less than 0.1% of Goldman Sachs’ revenue for 2008.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS FOR 2010

Proposals from shareholders are given careful consideration by us in accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”). We provide shareholders with the opportunity, under certain circumstances and consistent with our amended and restated by-laws and the rules of the Securities and Exchange Commission, to participate in the governance of the Company by submitting shareholder proposals or director nominations that they believe merit consideration at the annual meeting of shareholders for 2010. To enable management to analyze and respond to proposals or director nominations that shareholders wish to have included in the Proxy Statement and proxy card for that annual meeting, any such proposal or director nomination must be received by us in writing no later than December 9, 2009 consistent with Rule 14a-8. Any shareholder proposal or director nomination for the annual meeting of shareholders for 2010 that is not intended for inclusion in the Proxy Statement and proxy card will be considered “untimely” if it is received by us earlier than January 21, 2010 or after February 20, 2010. An untimely proposal may not be brought before or considered at our annual meeting of shareholders for 2010. Any shareholder proposal or director nomination submitted must also be made in compliance with our amended and restated by-laws. For more information regarding our by-law procedures for director nominations, please refer to “Corporate Governance — Nomination Process and Qualifications for Director Nominees.”

Proxies solicited by the Board of Directors for the annual meeting of shareholders for 2010 may confer discretionary authority to vote on any untimely shareholder proposals or director nominations without express direction from shareholders giving such proxies. All shareholder proposals and director nominations must be addressed to the attention of the Corporate Secretary at 714 Green Valley Road, Greensboro, North Carolina 27408. The Chairman of the annual meeting of shareholders may refuse to acknowledge the introduction of any shareholder proposal or director nomination not made in compliance with the foregoing procedures.

OTHER BUSINESS

As of April 8, 2009, our Board of Directors is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

Ronald S. Milstein
Senior Vice President, Legal and External Affairs,
General Counsel and Secretary

Appendix A

LORILLARD, INC.

INDEPENDENCE STANDARDS FOR DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines that contain director qualifications. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with Lorillard, Inc. or any of its subsidiaries (together, the “Company”), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. When making independence determinations, the Board will consider all relevant facts and circumstances, as well as all applicable legal and regulatory requirements, including NYSE corporate governance requirements and the rules and regulations of any other regulatory or self-regulatory body with jurisdiction over the Company. Notwithstanding the foregoing, none of the following relationships shall automatically disqualify any director or nominee from being considered “independent”:

(a) More than three years ago, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) (i) During any twelve-month period during the preceding three years, the director has received, or has an immediate family member who has received, less than $120,000 in direct compensation from the Company; or (ii) during any twelve-month period during the preceding three years the director has received, or has an immediate family member who has received, director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (iii) more than three years ago, the director has received, or has an immediate family member who has received, any such compensation (including amounts over $120,000 per year);

(c) The director or an immediate family member of the director is or was employed within the past three years as an executive officer of another organization for which any of the Company’s present executive officers at the same time serves or served on that organization’s board of directors (or similar body) or any committee thereof, except that the foregoing shall not apply to service by such executive officer on such organization’s compensation committee; or

(d) (i) The director is or was an employee, executive officer, partner (other than a limited partner) or significant equity holder of another organization that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other organization’s consolidated gross revenues, or (ii) an immediate family member of the director is or was an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

In addition to these guidelines, members of certain committees of the Board, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

For purposes of these guidelines: (1) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b), above; (2) in applying the test under (d), above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (3) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; (4) a significant equity holder of an organization will normally be considered a shareholder, limited partner or member owning 10% or more of the voting or equity interests in that organization; and (5) a director’s service as a non-employee Chairman of the Board of Directors of the Company shall not be deemed employment by the Company under (a) above.

A-1

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Appendix B

LORILLARD, INC.

2008 INCENTIVE COMPENSATION PLAN

1.	General.

1.1 Purpose. The Lorillard, Inc. 2008 Incentive Compensation Plan (the “Plan”) has been established by Lorillard, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term goals of the Company, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other companies, and thereby promote the financial interest of the Company and its Subsidiaries.

1.2 Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 2 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 3 of the Plan).

2.	Operation and Administration of the Plan.

The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an ISO or NQSO); to determine the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the Performance Goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Certificates; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after Termination or otherwise adjust any of the terms of such Option, and (b) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award or otherwise adjust any of the terms applicable to any Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

All decisions, determinations and interpretations of the Committee or the Board of Directors shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of

Directors shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

3.	Definitions.

3.1 “Annual Incentive Award” shall mean a cash-based Performance Award described in Section 6.5 or an Other Cash-Based Award described in Section 6.6 hereof, in either case, where the amount of such award is based upon a performance period of one year or less.

3.2 “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Stock Bonus award, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

3.3 “Award Certificate” shall mean the written certificate setting forth the terms and conditions of an Award, in such form as the Committee may from time to time prescribe.

3.4 “Board of Directors” shall mean the Board of Directors of the Company.

3.5 “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company, its Subsidiaries or any of their successors, if such agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing (or the Participant’s plea of nolo contendere to) a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directional duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directional duties in any material respect or (4) such other events as shall be determined in good faith by the Committee. The Committee shall, unless otherwise provided in the Award Certificate or any employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final and binding.

3.6 “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 70% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

3.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

3.8 “Committee” shall mean, at the discretion of the Board of Directors, a Committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

3.9 “Company” shall mean Lorillard, Inc., a Delaware corporation, and, where appropriate, each of its Subsidiaries.

3.10 “Company Stock” shall mean the common stock of the Company, par value $.01 per share.

3.11 “Disability” shall mean, unless otherwise provided by the Committee, (1) “Disability” as defined in any individual Award Certificate to which the Participant is a party, or (2) if there is no Award Certificate or it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan, the long-term disability plan maintained by any Subsidiary or any company attributed to the Company in the future applicable to the Participant.

3.12 “Effective Date” shall mean the date as of which this Plan is adopted by the Board of Directors.

3.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

3.14 The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded on the date of determination of such Award (or the closing price on the last trading day prior to the date of determination if the date of determination was not a trading day), or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing sales price per share of Company Stock as reported by the Nasdaq Stock Market on the date of determination, or if the date of determination is not a trading day, for the trading day immediately preceding the day of the determination of the Award, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the exercise price per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

3.15 “Full Value Award” means any Award, other than an Option or Stock Appreciation Right, which Award is settled in Stock.

3.16 “ISO” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an ISO.

3.17 “Long Term Incentive Award” shall mean an Award described in Section 6.5 hereof that is based upon a performance period in excess of one year.

3.18 “Non-employee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

3.19 “NQSO” shall mean a nonqualified stock option, which is an Option other than an ISO.

3.20 “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6.2.

3.21 “Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 6.6 hereof, other than an Other Stock-Based Award.

3.22 “Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6.6 hereof, including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

3.23 “Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

3.24 “Performance Award” shall mean an Award, granted in the form of Company Stock, with respect to Company Stock or in cash, in each case intended to qualify as performance-based compensation pursuant to Section 162(m) of the Code, and granted to a Participant pursuant to Section 6.5 hereof.

3.25 “Performance Goal(s)” shall mean the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: revenue, economic value added (EVA), net income, operating income, unit volume, return on stockholders’ equity, return on sales, stock price, earnings per share, growth in earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel Performance Goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, expense targets and/or productivity targets or ratios. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or affiliate, or a division of or strategic business unit of the Company or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee, and such other criteria as the stockholders of the Company may approve.

3.26 “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3.27 “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6.4 hereof.

3.28 “Restricted Stock Unit” shall mean a unit representing the right to receive Company Stock in the future granted under Section 6.4.

3.29 “Retirement” shall mean retirement from active employment with the Company, its subsidiaries or any of their successors, pursuant to any retirement program of the Company, its subsidiaries, or any of their successors in which the Participant participates. A Termination by a consultant or non-employee director shall not be considered a Retirement unless otherwise specifically determined by the Committee.

3.30 “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

3.31 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

3.32 “Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6.3, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or shares of Company Stock, as specified in the Award Certificate or determined by the Committee.

3.33 “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6.4 hereof.

3.34 “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.35 “Termination” shall mean that the Participant ceases, for any reason, to be an employee, consultant or non-employee director of the Company, its subsidiaries or any of their successors, including, without limitation, as a result of the fact that the entity by which the Participant is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company, its subsidiaries or their successors. To the extent that any Award constitutes a deferral of compensation within the meaning of Section 409A(d) of the Code, no amount payable pursuant to such Award upon Termination shall be paid unless and until the Participant shall have incurred a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the applicable guidance issued thereunder.

4.	Awards Subject to the Plan.

4.1 Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 3,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

4.2 Individual Limitation. The total number of shares of Company Stock subject to Awards awarded to any one Participant during any tax year of the Company, shall not exceed 500,000 shares (subject to adjustment as provided herein).

4.3 ISO Limitation. The maximum number of shares of Company Stock reserved for issuance of ISOs under the Plan shall be 1,000,000 shares (subject to adjustment as provided herein).

4.4 Annual Incentive Award Limitation. The annual maximum value of the aggregate payment that any Participant may receive with respect to any Other Cash-Based Award that is an Annual Incentive Award is $10,000,000 (subject to adjustment as provided herein). The annual maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is a Long Term Incentive Award is the amount set forth in the previous sentence above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

4.5 Adjustment. In the event of a corporate transaction involving Company Stock and/or the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall make an equitable adjustment to preserve the benefits or potential benefits of the Plan and outstanding Awards. Action by the Committee shall include, as applicable: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in Sections 4.1 and 4.2; (iii) adjustment of the number and kind of shares or other property subject to outstanding Awards; (iv) adjustment of the exercise price, grant price or purchase price relating to any Award; (v) settlement in cash or Company Stock of an Award; and (vi) any other adjustments that the Committee determines to be equitable; provided that, except as the Committee may otherwise determine, with respect to ISOs, any such adjustment shall be made in accordance with Section 424 of the Code and no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

4.6 Reuse of Shares. If any shares subject to an Award are forfeited, cancelled, or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries), Non-employee Directors, and consultants of the Company and its Subsidiaries as the Committee shall select from time to time; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiaries.

6.	Awards Under the Plan.

6.1 Award Certificate. The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Certificate as the Committee may in its sole discretion deem necessary or desirable and unless the Committee determines otherwise, such Award Certificate must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Award Certificate within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Award Certificate.

6.2 Stock Options.

(a) Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall (i) the exercise price be less than the Fair Market Value per share on the grant date of such Option, or (ii) the period to exercise the Option exceed ten (10) years as measured from the date of grant.

(b) Each Option shall be clearly identified in the applicable Award Certificate as either an ISO or a NQSO and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

(c) Special Requirements for ISOs.

(i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as NQSOs. Such Fair Market Value shall be determined as of the date on which each such ISO is granted.

(ii) No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such ISO is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such ISO is granted and (B) such ISO is not exercisable after the expiration of five years from the date such ISO is granted.

6.3 Stock Appreciation Rights.

(a) The Committee may grant either unrelated Stock Appreciation Rights or related (tandem) Stock Appreciation Rights as follows:

(i) The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall (i) the exercise price of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share of Company Stock on the grant date of such Stock Appreciation Right, or (ii) the period to exercise the Stock Appreciation Right exceed ten (10) years as measured from the date of grant. The holder of a Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Award Certificate, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefore, in either shares of Company Stock or cash, as the Committee shall determine in the Award Certificate or otherwise, an amount equal to the excess (if any) of (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered, determined as of the exercise date, over (y) the aggregate exercise price of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

(ii) The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the exercise price of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Award Certificate, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor, in either shares of Company Stock or cash, as the Committee shall determine in the Award Certificate or otherwise, an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered, determined as of the exercise date, over (ii) the aggregate exercise price of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised. Upon any exercise of an Option or portion thereof, the number of shares of Company Stock subject to any related Stock Appreciation Right shall be reduced by the number of shares of Company Stock in respect of which such Option shall have been exercised.

(b) The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

6.4 Restricted Stock, Restricted Stock Units, and Stock Bonus.

(a) The Committee may grant Restricted Stock awards, consisting of such number of shares of Company Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Certificates. The vesting of a Restricted Stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. The Committee may also grant Restricted Stock Unit awards representing the right to receive shares of Company Stock in the future. Such right may be subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.

(b) The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Certificate, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Award Certificate, no shares underlying a Restricted Stock award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

(c) If and to the extent that the applicable Award Certificate may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock award granted under the Plan. Unless otherwise provided in the applicable Award Certificate, any stock or other property received as a dividend on or in connection with a stock split of the shares underlying a Restricted Stock award shall be subject to the same restrictions as the shares underlying such Restricted Stock award.

(d) Restricted Stock Unit awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Certificates entered into by the Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Company Stock shall be issued in respect of such Awards and, unless otherwise provided by the Committee in the Award Certificate, no Participant shall have any rights as a stockholder of the Company with respect to the shares of Company Stock covered by such Restricted Stock Unit award. Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit award or at a later date if distribution has been deferred, in accordance with the provisions of Section 409A of the Code, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Certificate shall be delivered to the Participant.

(e) The Committee may grant Stock Bonus awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Award Certificate.

(f) Notwithstanding anything contained in this Section 6.4 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Certificate under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate portion of the Award) as the Committee shall deem appropriate.

6.5 Performance Based Awards.

(a) The Committee may grant Company Stock-and/or cash-based Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock or cash, intended to qualify as performance based compensation under Section 162(m) of the Code, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the “short-term deferral” exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the performance period to which the Award relates.

(b) In the event that the Committee grants a Performance Award (other than an Option) that is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments (whether in cash or Company Stock) under the Performance Award shall be made solely on account of the attainment of one or more objective Performance Goals; (b) Performance Goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Award relates (or such shorter period as may be required under Section 162(m) of the Code); and (c) the Committee may not have discretion to increase the amount payable under such Award with respect to any “covered employee” as defined in Section 162(m) of the Code after the Award is granted, provided, however, that whether or not a Performance Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall mean (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any award under this Section 6.5, certify in writing that all applicable Performance Goals have been attained. The Committee may establish such other rules applicable to Performance Awards to the extent not inconsistent with Section 162(m) of the Code.

6.6 Other Stock- or Other Cash-Based Awards.

(a) The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based awards, consisting of stock purchase rights, Awards of Company Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Company Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Company Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Unless otherwise determined by the Committee, any such Award shall be confirmed by an Award Certificate executed by the Company and the Participant, which Award Certificate shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

(b) To the extent necessary to satisfy the “short-term deferral” exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 1/2 months after the end of the performance period to which the Award relates. With respect to Other Stock- or Other Cash-Based Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such Award shall comply with the requirements of Section 6.5 hereof.

6.7 Exercisability of Awards; Cancellation of Awards in Certain Cases.

(a) Except as hereinafter provided, each Award Certificate with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Award Certificate with respect to a Restricted Stock award, Restricted Stock Unit award, Stock Bonus award, Performance Award or other applicable award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

(b) Except as provided in Section 7 hereof, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Non-employee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or award in a transaction) and has remained continuously so employed or in service since the relevant date of grant of the Award.

(c) An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6.8 hereof.

(d) Unless the applicable Award Certificate provides otherwise, in the case of an Option or Stock Appreciation Right, at any time after the Company’s receipt of written notice of exercise of an Option or Stock Appreciation Right and prior to the Option or Stock Appreciation Right exercise date (as defined in Section 6.7(e)), and in the case of a stock award or Performance Award, at any time within the six (6) business days immediately preceding the otherwise applicable date on which the previously Restricted Stock, stock award or Performance Award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the Participant, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Company Stock from, and/or the Participant’s sale of Company Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the Award or part thereof canceled (determined as of the Option or Stock Appreciation Right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of Restricted Stock, Stock Bonus or Performance

Award), over (ii) the aggregate Option exercise price or the Stock Appreciation Right exercise price or part thereof canceled (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of delivery of shares (in the case of Restricted Stock, Stock Bonus or Performance Award). Such amount shall be delivered to the Participant as soon as practicable after such Award or part thereof is canceled.

(e) Unless the applicable Award Certificate provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

6.8 Payment of Award Price.

(a) Unless the applicable Award Certificate provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full exercise price. If Section 6.7(d) applies, and the six (6) business day delay for the Option exercise date is applied, the Participant shall have no right to pay the Option exercise price or to receive Company Stock with respect to the Option prior to the lapse of such six (6) business days.

(b) Payment of the Option exercise price and of any other payment required by the Award Certificate to be made pursuant to any other Award shall be made in any combination of the following: (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (b) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, (c) unless otherwise provided in the applicable Award Certificate, and as permitted by the Committee, by delivery of previously-acquired shares of Company Stock owned by the Participant having a Fair Market Value (determined as of the Option exercise date, in the case of Options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby; and/or (d) unless otherwise provided in applicable Award Certificate, and as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of Company Stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (a) of this Section 6.8(b) may be deemed to be satisfied, if and to the extent that the applicable Award Certificate so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7.	Termination of An Award.

(a) With respect to vested awards, unless the applicable Award Certificate provides otherwise or the Committee in its sole discretion otherwise determines, the term of each Award shall end on the earliest of the date on which (1) such Option or Stock Appreciation Right has been exercised in full, all restrictions on such Restricted Stock award have lapsed in full, shares in respect of such Restricted Stock Unit award have been delivered, or such Performance Award, Annual Incentive Award, Stock Bonus Award, Other Stock-Based Award, or Other Cash-Based Award has been paid or settled, (2) except as described in (3), (4) or (5) below, the date on which the Participant experiences a Termination, (3) with respect to an Option or Stock Appreciation Right that has vested and become exercisable, the one-year anniversary of the date on which the Participant dies or suffers a Disability, (4) with respect to an Option or Stock Appreciation Right that has vested and become exercisable, the three-year anniversary of the date on which the Participant experiences a Termination due to such Participant’s Retirement, (5) with respect to an Option or Stock Appreciation Right that has vested and become exercisable, the end of the ninety (90) day period following the date the Participant experiences a Termination for any reason not listed in (3) or (4) above, or (6) with respect to an Option or Stock Appreciation Right, the tenth (10th) anniversary of the date of grant.

(b) With respect to unvested awards, unless the applicable Award Certificate provides otherwise, or the Committee in its sole discretion otherwise determines, upon the occurrence of a Termination of a Participant for any reason, all outstanding Awards that are unvested, unexercisable, restricted or subject to any performance condition, as of the date of such Termination, shall be immediately forfeited, provided, however, that the Committee, in its sole discretion (but in a manner not inconsistent with Section 162(m) of the Code), may accelerate the vesting, extend the exercise period and remove any restriction or performance condition with respect to any outstanding Award (but with respect to an Option or Stock Appreciation Right, not beyond the ten (10) year anniversary of the date of grant).

8.	Effect of Change in Control.

(a) Unless the applicable Award Certificate provides otherwise or the Committee in its sole discretion determines otherwise, in the event of a Change of Control:

(i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved at the target level.

(b) Upon a Change in Control, the Committee may provide for the cancellation of all Options and Stock Appreciation Rights then outstanding. Upon such cancellation, the Company shall make, in exchange for each such Option or Stock Appreciation Right, a payment either in (i) cash, (ii) shares of the successor entity, or (iii) a combination of cash or shares, at the discretion of the Committee, and in each case as the Committee shall, in its sole discretion determine, in an amount per share subject to such Option or Stock Appreciation Right equal to the excess, if any, of the Fair Market Value of a share of Company Stock as of the date of the Change in Control over the per share exercise price of such Option or Stock Appreciation Right.

9.	Miscellaneous.

(a) Award Certificates evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if the Committee reasonably believes the Participant (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

10.	No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Award Certificate shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

11.	Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.	Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

(b) Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

13.	Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such stockholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

14.	Transfers Upon Death; Nonassignability.

(a) A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b) During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an ISO and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the

Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

15.	Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date. Any Awards granted on or after the first regularly scheduled meeting of the shareholders of the Company that occurs more than twelve (12) months after the date the Company becomes a separate publicly-held corporation, within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder (the “Separation Date”) shall be subject to approval of the stockholders of the Company. In the absence of such approval, Awards made after the Separation Date shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the first anniversary of the Effective Date if such stockholder approval is not obtained and on the tenth anniversary of the approval of the Plan by the Company’s stockholders if such stockholder approval is obtained. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

16.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

17.	Rights With Respect to Awards Granted Pursuant to the Plan.

(a) No Person shall have any claim to be granted any award under the Plan. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

(b) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

18.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give any such Participant any rights that are greater than those of a general creditor of the Company.

19.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

20.	Interpretation.

The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award Certificate to the contrary, in the event that the Committee determines that any Award may or does not comply with

Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of Awards or (ii) comply with the requirements of Code Section 409A.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Ple ase mark your votes as X in dicated in this example For Withhold Authority all nominees to vote for all li sted nomin ees *EXCEPTIONS FOR AGAINST ABSTAIN 1. Election of the three 2. Proposal to approve the Lorillard, Inc. 2008 Incentive nomin ees named below Compensation Plan. to hold office as – Cla ss I Directors: 3. Proposal to ratify the selection of Delo t i te & Touche LLP as the Company’s independent registered publi c accounting firm for the 01 Robert C. Almon fiscal year ending December 31, 2009. 02 Kit D. Dietz 03 Nigel Travis In their discretion, the proxy holders are authorized to vote upon such other business as (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark may properly come before the annual meeting or any adjo urnments or postponements the “Exceptions” box and write that nominee’s name in the space provid ed below.) thereof. Yes No *Exceptions Please in dicate if you plan to attend this meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1, “FOR” THE APPROVAL OF PROPOSAL NO. 2 AND “FOR” THE APPROVAL OF PROPOSAL NO. 3. YOUR SHARES WILL BE VOTED AS SPECIFIED BELOW. IF A SIGNED CARD IS RECEIVED WITH NO SPECIFICATION MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3. Mark Here for Address YOUR SIGNATURE ACKNOWLEDGES THE STATEMENTS ON THE Change or Comments REVERSE SIDE OF THIS CARD. SEE REVERSE Signature Signature Date Ple ase date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone votin g is availa ble through 11:59 p.m. eastern daylight tim e on May 20, 2009. INTERNET http://www.proxyvoting.com/ Use the Internet to vote your proxy. Have Lorillard, Inc. your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies Important notice regarding the Internet availability of to vote your shares in the same manner as if you marked, signed and returned your proxy card. proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockhold ers are avail able at: http://investors.lorillard.com/phoenix.zhtml?c=134955&p=irol-proxy 47490

LORILLARD, INC. This proxy is solicited on behalf of the Board of Directors of Lorillard, Inc. for the Annual Meeting of Shareholders for 2009 on May 21, 2009. The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders for 2009 of Lorillard, Inc. (“Lorillard” or the “Company”) and the accompanying Proxy Statement to be held on May 21, 2009 starting at 10:00 a.m., eastern daylight time, at the Sheraton Greensboro at Four Seasons located at 3121 High Point Road, Greensboro, North Carolina 27407, and (2) appoints David H. Taylor and Ronald S. Milstein, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of Lorillard that the undersigned would be entitled to cast if personally present at the annual meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the annual meeting, all in accordance with, and as described in, the accompanying Notice of Annual Meeting of Shareholders for 2009. The Board of Directors recommends (1) a vote “FOR” the proposal to elect the three nominees named in the attached Proxy Statement to hold office as Class I Directors until the Annual Meeting of Shareholders for 2012, and until their successors are duly elected and qualified, (2) a vote “FOR” the proposal to approve the Lorillard, Inc. 2008 Incentive Compensation Plan, and (3) a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of Lorillard and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. (Continued and to be marked, dated and signed, on the other side) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side) SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE LORILLARD, INC. THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. ADMISSION TICKET Lorillard, Inc. Sheraton Greensboro Annual Meeting of Shareholders for 2009 at Four Seasons May 21, 2009 3121 High Point Road 10:00 a.m. Greensboro, NC 27407 Choose MLinkSM forf ast, easy and secure 24/7 online access to your future proxy materia ls, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 47490 Ple ase fax al revisions to: 732-802-0260 or email to proxycards@bnymel onproduction.com PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00